Exhibit 10.1

REVOLVING CREDIT AND TERM LOAN AGREEMENT

Open Link Financial, Inc.

Dated as of

February1, 2006

Bank of America, N.A.

i

SECTION IV - REPRESENTATIONS AND WARRANTIES

4.1	Organization and Qualification	37
4.2	Corporate Authority	37
4.3	Valid Obligations	37
4.4	Consents or Approvals	38
4.5	Title to Properties; Absence of Encumbrances	38
4.6	Location of Records and Collateral; Name Change	39
4.7	Financial Statements	39
4.8	Changes	39
4.9	Defaults	39
4.10	Taxes	39
4.11	Litigation	40
4.12	Subsidiaries	40
4.13	Investment Company Act	40
4.14	Compliance with ERISA	40
4.15	Environmental Matters	40
4.16	Disclosure	41
4.17	Solvency	42
4.18	Compliance with Statutes, Etc	42
4.19	Capitalization	42
4.20	Labor Relations	43
4.21	Certain Transactions	43
4.22	Restrictions on the Borrower Affiliated Group	43
4.23	Leases	43
4.24	Franchises, Patents, Copyrights, Etc	44
4.25	Collateral	44
4.26	Material Contracts	44

SECTION V - AFFIRMATIVE COVENANTS

5.1	Financial Statements and other Reporting Requirements	45
5.2	Conduct of Business	46
5.3	Maintenance and Insurance	47
5.4	Taxes	48
5.5	Inspection by the Lender; Accounts	48
5.6	Maintenance of Books and Records	48
5.7	Environmental Indemnification	49
5.8	Use of Proceeds	49
5.9	Pension Plans	49
5.10	Fiscal Year	49
5.11	Further Assurances	49

SECTION VI - NEGATIVE COVENANTS

6.1	Indebtedness	50
6.2	Contingent Liabilities	51
6.3	Leases	51
6.4	Sale and Leaseback	51
6.5	Encumbrances	52
6.6	Merger; Consolidation; Sale or Lease of Assets; Acquisitions	53
6.7	Consolidated Senior Leverage Ratio	53
6.8	Consolidated EBITDA.	54
6.9	Consolidated Quick Ratio	54
6.10	Restricted Payments	54
6.11	Investments	54
6.12	ERISA	54
6.13	Transactions with Affiliates	54
6.14	Loans	55
6.15	No Amendments to Certain Documents	55

SECTION VII - DEFAULTS

7.1	Events of Default	56
7.2	Remedies	60

SECTION VIII - MISCELLANEOUS

8.1	Notices	60
8.2	Expenses	61
8.3	Indemnification	62
8.4	Set-Off	62
8.5	Term of Agreement	63
8.6	No Waivers	63
8.7	Governing Law	63
8.8	Amendments, Waivers, Etc	63
8.9	Binding Effect of Agreement	63
8.10	Successors and Assigns	63
8.11	Counterparts	65
8.12	Partial Invalidity	65
8.13	Captions	65
8.15	Waiver of Jury Trial	65
8.14	Waiver of Special Damages	66
8.17	Entire Agreement	66

EXHIBITS

EXHIBIT A-1 - Form of Revolving Credit Note

EXHIBIT A-2 - Form of Term Note

EXHIBIT B - Form of Notice of Borrowing or Conversion

EXHIBIT C - Indebtedness; Encumbrances

EXHIBIT D - Disclosure

EXHIBIT E - Form of Opinion of Counsel to the Borrower Affiliated Group

EXHIBIT F - Form of Report of Chief Financial Officer

REVOLVING CREDIT AND TERM LOAN AGREEMENT

Dated as of February     , 2006

THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of February1, 2006, by and among Open Link Financial, Inc., a Delaware corporation having its principal place of business and chief executive office at 1502 Reckson Plaza, West Tower - 15th Floor, Uniondale, New York 11556-1502 (the “Borrower”), and Bank of America, N.A., a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts  02110 (the “Lender”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

SECTION I

DEFINITIONS

1.1.  Definitions.

All capitalized terms used in this Agreement, in the Notes or in any other Loan Document (as such terms are defined below), or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the respective meanings assigned to them below:

Account and Accounts Receivable.  Individually and collectively, all rights to payment for goods sold or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon (including, without limitation, all accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to any Person for goods sold by it or for services rendered by it), all guaranties and security therefor, and all right, title and interest of such Person in the goods or services giving rise thereto and the rights pertaining to such goods, including rights of reclamation and stoppage in transit, and all related insurance, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to such Person.

Affected Loans.  See Section 2.11(a).

Affiliate.  With reference to any Person, (i) any director or officer of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control with that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person, (iv) any other Person that possesses, directly or indirectly, power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of that Person, and (v) any other Person in which such Person holds directly or indirectly 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of such other Person.

Agreement.  This Agreement, as the same may be renewed, extended, modified, supplemented or amended from time to time.

Ancillary Documents.  Collectively, (i) the Investment Documents, (ii) the Merger Documents, (iii) the Subordinated Debt Documents, and (iv) all other agreements, instruments and contracts which shall from time to time be identified in writing by the Lender and the Borrower as “Ancillary Documents” for purposes of this Agreement, as the foregoing may be amended from time to time in accordance with Section 6.15.

Applicable Base Rate Margin.  The Applicable Base Rate Margin is set forth in Section 2.10.

Applicable Eurodollar Margin.  The Applicable Eurodollar Margin is set forth in Section 2.10.

Assignee.  See Section 8.10(ii).

Bailee Notices.  Collectively, the separate bailee notices which may hereafter be executed and delivered to the Lender, by the owners of any public warehouses in which the Borrower or any Guarantor stores its Inventory or other Collateral.

Base Rate.  For any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus ½ of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan.  Any Revolving Loan or portion of the Term Loan bearing interest calculated by reference to the Base Rate.

Borrower.  See preamble.

Borrower Affiliated Group.  Collectively, (i) the Borrower and (ii) all of its Subsidiaries.

Borrower Pledge Agreement.  The Pledge Agreement executed and delivered by the Borrower to the Lender, pursuant to which:  (i) all of the membership interests in each of the Domestic Subsidiaries, and (ii) 65% of the capital stock of each of Openlink International Tecnologias Em Financas Limitada, a Brazilian corporation, Openlink International Pty Ltd., an Australian corporation, and Open Link International Ltd., a United Kingdom corporation, are pledged to the Lender, as amended, modified or otherwise supplemented from time to time.

Business Day.  (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (i) and that is also a day on which trading takes place between banks in United States dollar deposits in the interbank eurodollar market.

Capital Expenditures.  To the extent capitalized in accordance with GAAP, any expenditure for fixed assets (both tangible and intangible) including assets being constructed (whether or not completed), leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including (i) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (ii) in the case of a capital lease, the capitalized amount thereof (determined in accordance with GAAP) and (iii) without duplication, expenditures in or from any construction-in-progress account of the Borrower or any other member of the Borrower Affiliated Group.

Cash Equivalents.  As to any member of the Borrower Affiliated Group, (a) securities issued or directly and fully guaranteed or insured by the United States of America and having a maturity of not more than nine (9) months from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of nine (9) months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding nine (9) months and overnight bank deposits, in each case, (i) with the Lender or (ii) with any domestic commercial bank organized under the laws of the United States of America or any state thereof, in each case having a rating of not less than A or its equivalent by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”) or any successor and having capital and surplus in excess of $1,000,000,000; (c) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clauses (a) and (b) above; (d) any commercial paper or finance company paper issued by (i) the Lender or any holding company controlling the Lender or (ii) any other Person that is rated not less than “P-l” or “A-l” or their equivalents by Moody’s or S&P or their successors; and (e) any auction-rate preferred securities rated AAA or its equivalent by Moody’s or S&P or their successors.

CERCLA.  The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may from time to time be supplemented or amended and remain in effect.

Closing Date.  The first date on which all of the conditions set forth in Section 3.1 have been satisfied and any Loans are to be made hereunder.

Code.  The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

Collateral.  Collectively, all of the agreements, instruments, contracts, property (real and personal, tangible and intangible), assets, accounts, Accounts Receivable, Inventory, equipment, investment property, general intangibles, securities entitlements, other monies, and all of the income, proceeds and products of any thereof, under or in respect of which the Lender or any of the nominees, agents or legal representatives of the Lender shall have at the relevant time of reference to the term “Collateral,” any rights or interest as security for the payment or performance of all or any part of the Obligations.

Collateral Assignment of Material Contracts and Recapitalization Documents.  The Collateral Assignment of Material Contracts and Recapitalization Documents dated as of the date hereof and executed and delivered by the Borrower and other members of the Borrower Affiliated Group to the Lender, as amended, modified or otherwise supplemented from time to time.

Commitment Fee.  The commitment fee payable by the Borrower to the Lender pursuant to Section 2.5.

Consolidated and Consolidating.  The terms Consolidated and Consolidating shall have the respective meanings ascribed to such terms under GAAP.

Consolidated Current Liabilities.  All liabilities and other Indebtedness of the Borrower Affiliated Group on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with GAAP (excluding, in any case, (i) any deferred revenues and deferred tax liabilities related to purchase accounting effects, and (ii) any unvested Stay Bonus proceeds, to the extent the same will not vest within one (1) year from such date of determination).

Consolidated Net Income. In relation to the Borrower Affiliated Group on a Consolidated basis for any period, the net income of the Borrower Affiliated Group after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP (with Inventory being determined on a “first-in, first-out” basis), for such period, but without giving effect to any GAAP extraordinary gains or losses.

Consolidated Quick Assets.  All cash, Cash Equivalents, short-term investments, marketable securities and Accounts Receivable of the Borrower Affiliated Group on a Consolidated basis that, in accordance with GAAP, are properly classified as current assets, provided that Accounts Receivable shall be included only if good and collectible as determined by the Borrower in accordance with established practice consistently applied and only if payable and outstanding not more than one-hundred fifty (150) days after the date of the shipment of goods or other transaction out of which such Accounts Receivable arise; and such Accounts Receivable shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP.

Consolidated Senior Leverage Ratio.  As at the end of any fiscal quarter of the Borrower Affiliated Group, the ratio of (i) Consolidated Total Senior Funded Debt as at the end of such fiscal quarter, to (ii) EBITDA for the four consecutive fiscal quarters of the Borrower Affiliated Group ending on the last day of such fiscal quarter.

Controlled Group.  All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 400l of ERISA.

Default.  An event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

Dollar or $.  Dollars in lawful currency of the United States of America.

Domestic Subsidiaries.  Collectively, OpenLink On Demand, LLC, a Delaware limited liability company, Open Link GP, LLC, a Delaware limited liability company, and Open Link LP, LLC, a Delaware limited liability company, all of the membership interests of which are owned by the Borrower.

EBITDA.  In relation to the Borrower Affiliated Group on a Consolidated basis for any period, an amount equal to Consolidated Net Income of the Borrower Affiliated Group for such period, plus the following to the extent deducted in computing such Consolidated Net Income for such period:  (i) Interest Charges for such period, (ii) taxes on income for such period, (iii) depreciation for such period, (iv) stock based compensation expense for such period, (v) any non-cash charges for such period in an amount not in excess of $500,000, (vi) amortization for such period, (vii) expenses related to non-cash foreign-exchange losses incurred during such period, and (viii) non-cash purchase accounting effects related to the Recapitalization Transaction, including loss of deferred revenue, but solely for the first 18 months following the date of this Agreement.

Encumbrances.  See Section 6.5.

Environmental Laws.  Any and all applicable foreign, federal, state, local and provincial environmental, health or safety statutes, laws, regulations, ordinances, policies and or common law (whether now existing or hereafter enacted or promulgated), of all federal, state, local, provincial or other governmental authorities, agencies, commissions, boards, bureaus or departments which now or hereafter have jurisdiction over the Borrower or any other member of the Borrower Affiliated Group and all applicable, binding and enforceable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials.

ERISA.  The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

Equity Securities.  As to any Person, any shares of any class of capital stock or other equity interests of such Person, voting or non-voting, or any options, warrants or similar rights with respect to any such shares or other equity interests.

Eurocurrency Reserve Rate.  For any day with respect to a Eurodollar Loan, the maximum rate (expressed as a decimal) at which the Lender would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is defined in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

Eurodollar Loan.  Any Revolving Loan or portion of the Term Loan bearing interest at a rate determined with reference to the Eurodollar Rate.

Eurodollar Rate.  For any Interest Period with respect to a Eurodollar Loan, the rate of interest equal to (i) the arithmetic mean of the rates per annum for the Lender (rounded upwards to the nearest 1/16 of one percent) of the rate at which the Lender is offered Dollar deposits two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of the Lender are customarily conducted, for the delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

Event of Default.  Any event described in Section 7.1.

Excess Cash Flow.  In relation to the Borrower Affiliated Group for any period, the amount equal to Consolidated Net Income for such period, (i) plus, to the extent deducted in calculating Consolidated Net Income and without duplication, (a) depreciation and amortization or such period, (b) income tax expense in such period and (c) other non-cash charges for such period, and (ii) minus, without duplication, (a) cash taxes paid in such period, (b) Capital Expenditures made during such period (other than

Capital Expenditures financed by other Indebtedness to the extent permitted under Section 6.2), (c) mandatory payments of principal on Indebtedness permitted under Section 6.2 made during such period, (d) voluntary payments of principal on the Term Loan made during such period, (e) cash used to make Restricted Payments which are permitted under Section 6.10 made during such period and (f) any Stay Bonus amounts paid during such period.

                Federal Funds Effective Rate.  For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined in good faith by the Lender.

                Fee Letter.  The letter agreement dated as of February 1  , 2006 between the Borrower and the Lender.

                GAAP.  Generally accepted accounting principles in the United States of America, consistently applied.

                Gross-Up Payment.  See Section 2.21.

                Guarantees.  As applied to any Person, without duplication, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on such Person’s Consolidated balance sheet, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

                Guarantors.  Collectively, (i) the Subsidiary Guarantors, and (ii) each, if any, of the other Subsidiaries of the Borrower which from time to time are required to become Guarantors hereunder.

                Hazardous Material.  Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a “hazardous waste” or “hazardous material” or “hazardous substance” or “controlled industrial waste” or “pollutant” or “contaminant” under any present or future Environmental Law or amendments thereto including, without limitation, CERCLA, the Canadian Environmental Protection Act (Canada) and

any applicable local or provincial statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Borrower or any other member of the Borrower Affiliated Group; or (iv) which could pose a danger to the environment or to the health or safety of any person, including, without limitation, gasoline, diesel fuel, oil or other petroleum products, asbestos, asbestos containing materials (“ACM”), polychlorinated biphenyls (“PCB’s”), radon gas, urea formaldehyde, flammable materials or radioactive material.

                Holdco.  OLF Acquisition Corp., a Delaware corporation.

Indebtedness.  As applied to any Person, (i) all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of such Person, and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by such Person, whether or not the obligations secured thereby shall have been assumed, (iv) all obligations under synthetic leases, (v) that portion of all obligations arising under capital leases that is required to be capitalized on the Consolidated balance sheet of such Person, (vi) all Guarantees, and (vii) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by such Person.

                Initial Financial Statement.  See Section 4.7.

                Insolvent or Insolvency.  The occurrence of one or more of the following events with respect to a Person:  dissolution; termination of existence; insolvency within the meaning of the United States Bankruptcy Code or other foreign or domestic applicable statutes; such Person’s inability to pay its debts generally as they come due; appointment of a receiver of any substantial part of the property of, execution of a trust mortgage or an assignment for the benefit of creditors generally by, or the entry of an order for relief or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors or readjustment of indebtedness generally, or the offering of a plan to creditors for composition or extension, except for an involuntary proceeding commenced against such Person which is dismissed within 60 days after the commencement thereof without the entry or an order for relief or the appointment of a trustee.

Interest Charges.  For any period, means, without duplication, all interest, both expensed and capitalized, and all amortization of debt discount and expense (including commitment fees, letter of credit fees and similar expenses) on any particular Indebtedness (including outstanding Letters of Credit) for which such calculations are being made, all as determined in accordance with GAAP.  Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

Interest Period.  With respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one, two, three or six months thereafter, subject to availability, as the Borrower may elect in the applicable Notice of Borrowing or Conversion; provided that:

(i)                                   any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(ii)                                any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

(iii)                            any Interest Period applicable to Revolving Loans that would otherwise end after the Revolving Credit Maturity Date shall end on said Revolving Credit Maturity Date; any Interest Period as applicable to any portion of the Term Loan that would otherwise end after the Term Loan Maturity Date shall end on said Term Loan Maturity Date;

(iv)                             no Interest Period applicable to the Term Loan shall include a principal repayment date for such Term Loan unless an aggregate principal amount of Loans at least equal to the principal amount due on such principal repayment date shall be Base Rate Loans or other Loans having Interest Periods ending on or before such date; and

(v)                                 notwithstanding clauses (iii) and (iv) above, no Interest Period shall have a duration of less than one month; and if any Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

                Inventory.  Goods, merchandise and other personal property, now owned or hereafter acquired by a Person, which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in such Person’s business.

                Investment.  As applied to any Person, (i) the purchase or acquisition of any share of capital stock, partnership interest, limited liability company membership interest or other Equity Security, of any other Person, or the contribution to the capital of any other

Person (ii) any loan, advance or extension of credit to, or the purchase of any evidence of indebtedness of any other Person, (iii) any real estate held for sale or investment, (iv) any commodities futures contracts held other than in connection with bona fide hedging transactions, (v) any other investment in any other Person, and (vi) the making of any written commitment or acquisition of any option to make an Investment.

                Investment Documents.  Collectively, (i) the Major Stockholder Contribution and Exchange Agreement, dated as of February 1  , 2006, among Holdco, Coleman Fung, and the Investors named therein, (ii) the Contribution and Exchange Agreement, dated as of February 1  , 2006, among Holdco and the holders of shares of the Borrower’s Common Stock named therein, and (iii) each of the other documents, instruments and agreements executed and delivered in connection with the Investment Transaction.

                Investment Transaction.  The investment by TA Equity of at least $45,000,000 of new cash equity in Holdco, which will be contributed to the Borrower upon and as a result of the consummation of the Merger Transaction, and the contribution by certain current stockholders of the Borrower of common stock in the Borrower in exchange for cash and common stock in Holdco.

                Landlord Waivers.  Collectively, the separate landlord waivers which have been or are executed and delivered to the Lender by the landlord under any real property Lease, each in form and substance reasonably satisfactory to the Lender.

                Leases or Lease.  Any agreement granting a Person the right to occupy space in a structure or real estate for any period of time or any capital lease, operating lease or other lease of or agreement to use personal property including, but not limited to, machinery, equipment, furniture and fixtures, whether evidenced by written or oral lease, contract, sales agreement or other agreement no matter how characterized.

Lender.  See preamble.

Letters of Credit.  Letters of credit in the form customarily issued by the Lender as standby Letters of Credit issued or to be issued for the account of the Borrower upon the terms and subject to the conditions contained in this Agreement.

Loan.  A Revolving Loan or the Term Loan made to the Borrower by the Lender pursuant to Section II of this Agreement, and “Loans” means all of such Revolving Loans and the Term Loan, collectively.

Loan Account.  The account or accounts on the books of the Lender in which will be recorded Loans and advances (including issued and outstanding Letters of Credit) made by the Lender to the Borrower pursuant to this Agreement, payments made on such loans and other appropriate debits and credits as provided by this Agreement.

Loan Documents.  Collectively, this Agreement, the Notes, the Security Documents, the Subsidiary Guaranty, the Subordination Agreement, the Letters of Credit

(and related documentation and agreements, including any letter of credit application), the Landlord Waivers, the Bailee Notices, the Fee Letter and the Solvency Certificates, all other agreements, instruments or contracts by which any of the Obligations shall be evidenced or under or in respect of which the Lender or any of its nominees or representatives shall have, at such time, any rights or interests as security for the payment or performance of all or any part of the Obligations, together with all agreements and other instruments contemplated thereby (other than the Ancillary Documents), all certificates delivered in connection therewith from time to time and all schedules, exhibits and annexes thereto, as any of the foregoing may from time to time be amended and in effect.

Loan Party.  Collectively, the Borrower and each Guarantor.

Material Adverse Effect.  With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), which, taken together with all other then existing events could reasonably be expected to result in:

(a)           a material adverse effect on the business, financial condition or results of operations of the Borrower Affiliated Group, taken as a whole;

(b)           an adverse effect on the ability of the Borrower or the Borrower Affiliated Group, taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which such Person is a party; or

(c)           any impairment of the validity, binding effect or enforceability of this Agreement or any of the other Loan Documents, or any material impairment of the rights, remedies or benefits available to the Lender under any Loan Document.

Material Contracts.  See Section 4.26.

Merger Documents.  Collectively, (i) the Certificate of Ownership and Merger merging Holdco with and into the Borrower, (ii) the Stockholders Agreement, dated as of February1  , 2006, among the Borrower, the Management Stockholders therein defined, and the Investors therein defined, (iii) the Registration Rights Agreement, dated as of February 1  , 2006, among the Borrower, the Investors defined therein, and the Management Stockholders defined therein, (iv) the Stock Restriction Agreement, dated as of February 1  , 2006, among the Borrower, the Stockholders defined therein, and the Investors defined therein, (v) the employment agreements of Coleman Fung and Kevin Hesselbirg, (vi) the option termination agreements with each option holder, and (vii) all other agreements, instruments and documents entered into in connection with the Merger Transaction.

Merger Transaction.  The merger of Holdco with and into the Borrower immediately prior to the closing hereunder.

Net Proceeds.  With respect to the sale, transfer or other disposition by the Borrower or any other member of the Borrower Affiliated Group of any asset or group of assets (other than Inventory or non-exclusive licenses of intellectual property in the ordinary course of business, but including, without limitation, any sale of Equity Securities), means the amount of cash (freely convertible into Dollars) received by the Borrower, any other member of the Borrower Affiliated Group or the Lender, from such sale or other disposition (including, without limitation, any tax refund or tax benefit resulting from a loss on such sale or other disposition as and when such tax benefit is realized), after (i) provision for all income or other taxes of the Borrower Affiliated Group measured by or resulting from such sale or other disposition, (ii) payment of all reasonable third party brokerage commissions and other reasonable out-of-pocket fees and expenses to third parties related to such sale or other disposition, (iii) deduction of appropriate amounts approved by the Lender to be provided by the Borrower or any other member of the Borrower Affiliated Group as a reserve, in accordance with GAAP, against any liabilities associated with such sale, transfer or other disposition and retained by the Borrower or such other member of the Borrower Affiliated Group after such sale or other disposition, and (iv) payment of the outstanding principal amount of, and premium or penalty, if any, and interest on, any Indebtedness that is secured by a lien or other encumbrance on the assets in question and that is required to be repaid as a result of such sale, transfer or other disposition.

                Non-U.S. Subsidiary.  See Section 2.23.

                Notes.  Collectively, (i) the Revolving Credit Note, and (ii) the Term Note.

                Notice of Borrowing or Conversion.  See Section 2.4.

                Obligations.  Any and all obligations of the Borrower Affiliated Group to the Lender (i) under the Loan Documents and Security Documents of every kind and description (including obligations in respect of Letters of Credit and fees thereunder), direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money, and (ii) in connection with any cash management arrangements or deposit accounts maintained by any member of the Borrower Affiliated Group with the Lender.

Opening Balance Sheet.  The Consolidated and Consolidating balance sheet of the Borrower Affiliated Group dated as of the day the Recapitalization Transactions are consummated (and after giving effect thereto), prepared in accordance with GAAP and reflecting actual Consolidated and Consolidating figures for the Borrower Affiliated Group after the consummation of the Recapitalization Transactions and the Loans made hereunder.

Participant.  See Section 8.10.

                Partnership.  Open Link Operating Partnership LP, a Delaware limited partnership all of the general partnership interests of which are owned by OpenLink GP, LLC and all of the limited partnership interests of which are owned by OpenLink LP, LLC.

Partnership Pledge Agreements.  The Pledge Agreements executed and delivered by each of Open Link GP, LLC and Open Link LP, LLC pursuant to which the partnership interests in the Partnership are pledged to the Lender, as amended, modified or otherwise supplemented from time to time.

                Payee.  See Section 2.21.

                PBGC.  The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                PCB.  See definition of Hazardous Material.

                Permitted Encumbrances.  See Section 6.5.

                Person or person.  An individual, a company, a corporation, an association, a partnership, a joint venture, a limited liability company or partnership, an unincorporated trade or business enterprise, a trust, an estate, or a government (national, regional or local) or an agency, instrumentality or official thereof.

                Plan.  At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group or (ii) if such Plan is established or maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

Pledge Agreements.  Collectively, the Borrower Pledge Agreement and the Partnership Pledge Agreements.

Pro Forma Financial Statement.  See Section 4.7.

Purchase Agreement.  The Subordinated Convertible Note Purchase Agreement dated as of the date hereof among the TA Lender and the Borrower.

Qualified Investments.  As applied to the Borrower or any other member of the Borrower Affiliated Group, investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America, (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or their successors, and (iv) any auction-rate preferred securities rated AAA or its equivalent by Moody’s or S&P or their successors, and (v) any repurchase agreement secured by any one or more of the foregoing.

Rate Period.  The period beginning on the fifth Business Day following delivery to the Lender of the annual or quarterly financial statements required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) and ending on the fourth Business Day after the day on which the next such quarterly (or annual, as applicable) financial statements are delivered to the Lender.

Recapitalization Transaction.  Collectively, (i) the Investment Transaction, (ii) the Merger Transaction, and (iii) the Subordinated Debt Transaction.

Reportable Event.  See Section 5.1(g).

Restricted Payment.  (i) Any cash or property dividend, distribution or payment, direct or indirect, by the Borrower or any of its Subsidiaries to any Person who now holds, or who at the relevant time of reference holds, an equity interest in the Borrower or any of its Subsidiaries, whether evidenced by a security or not, other than (x) reasonable compensation and bonuses paid to employees of the Borrower and its Subsidiaries in the ordinary course of business, and (y) other than dividends payable solely in shares of any class of capital stock to holders of that class, (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of any capital stock of the Borrower or its Subsidiaries, or any other payment or distribution made in respect thereof, either directly or indirectly, (iii) any management or similar fees paid or payable by any member of the Borrower Affiliated Group to any Person who now holds, or in the future holds, directly or indirectly, an equity interest in the Borrower or any of its Subsidiaries, (iv) any payment on or in respect of any Subordinated Debt, and (v) any payment made in respect of any Stay Bonus.

Revolving Credit Commitment.  The maximum amount of Revolving Loans that the Lender shall be committed to make to the Borrower upon the terms and subject to the conditions contained in this Agreement, which initially shall not exceed $5,000,000.

Revolving Credit Maturity Date.  December 31, 2010.

Revolving Credit Note.  See Section 2.2.

Revolving Loans.  Collectively, the loans in the maximum aggregate principal amount of $5,000,000 made or to be made to the Borrower by the Lender pursuant to this Agreement (including Section 2.1(a) hereof) and subject to the limitations contained herein.

Security Agreement.  Collectively, the one or more Security Agreements executed and delivered by any member of the Borrower Affiliated Group to the Lender, as amended, modified or otherwise supplemented from time to time.

Security Documents.  Collectively, (i) the Security Agreement, (ii) the Pledge Agreements, and (iii) the Collateral Assignment of Material Contracts and Recapitalization Documents.

Senior Debt.  All Indebtedness of the Borrower which is not Subordinated Debt.

Solvency Certificates.  The solvency certificate dated as of the date hereof and executed and delivered by the chief financial officer of the Borrower to the Lender on behalf of the Borrower Affiliated Group on a Consolidated basis.

Stay Bonus.  Proceeds of the Recapitalization Transaction representing (i) option exercise stay bonuses for certain unvested option shares, which shall be paid out in accordance with the vesting schedule for those option shares and the terms of any applicable stay bonus agreement, and (ii) management stay bonuses, which shall be held in escrow and paid out in accordance with the terms of the Retention Bonus Plan of the Borrower and any applicable participation letters dated as of the date hereof.

Stated Amount.  With respect to each Letter of Credit outstanding at any time, the maximum amount then available to be drawn thereunder (without regard to whether any conditions to drawing could then be met).

Subordinated Debt.  Indebtedness (including any Indebtedness evidenced by any payment-in-kind promissory notes, if any) of the Borrower or any other member of the Borrower Affiliated Group which is expressly subordinated and made junior to the payment and performance in full of the Obligations on terms and conditions satisfactory to the Lender, and including, without limitation, the TA Subordinated Debt.

Subordinated Debt Documents.  Collectively, (i) the Purchase Agreement; (ii) the Convertible Subordinated Notes issued thereunder in an aggregate original principal amount equal to at least $20,000,000; (iii) the Warrant to Purchase Common Stock of the Borrower issued in connection with the Purchase Agreement; and (iv) each of any other agreements, contracts and instruments executed and delivered in connection with the foregoing or relating thereto, including without limitation any Subordinated Notes issued under the Purchase Agreement, in each case as amended or modified in accordance with Section 6.15 and the Subordination Agreement.

Subordinated Debt Transaction.  The transactions evidenced by the Subordinated Debt Documents.

Subsidiary.  Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by a Person or a Subsidiary of such Person; or any other such organization the management of which is directly or indirectly controlled by a Person or a Subsidiary of such Person through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which a Person has a 50% or more ownership interest.

Subsidiary Guaranty.  The separate Guaranties entered into by each of the Subsidiary Guarantors in favor of the Lender.

Subsidiary Guarantors.  Collectively, (i) the Domestic Subsidiaries, and (ii) the Partnership.

TA.  TA Associates, Inc., a Delaware corporation.

TA Equity.  Collectively, TA IX, TA Atlantic and Pacific V, TA Strategic Partners Fund A. TA Strategic Partners Fund B and TA Investors II L.P., each an Affiliate of TA.

TA Lender.  Collectively, TA Subordinated Debt Fund, L.P., a Delaware limited partnership and an Affiliate of TA, and TA Investors II, L.P., a Delaware limited partnership and an Affiliate of TA.

TA Subordinated Debt.  The indebtedness of the Borrower to the TA Lender pursuant to the Subordinated Debt Documents.

TA Subordination Agreement.  The Subordinated Note Intercreditor and Subordination Agreement dated as of the date hereof among the TA Lender and each other holder of the TA Subordinated Debt, the Lender and the Borrower.

Taxes.  With respect to any Person, any taxes other than the following excluded taxes:  (a) income, profits, franchise, branch profits or similar taxes imposed on (or measured by) any Person’s net income, net profits or capital by the United States of America or a political subdivision thereof, or by the jurisdiction under the laws of which such Person is organized, in which its principal or applicable lending office is located or in which it is otherwise doing business (other than a jurisdiction in which such Person would not have been treated as doing business but for its execution or delivery of any Loan Document or its exercise of its rights or performance of its obligations thereunder); (b) withholding taxes, imposed other than as a result of a change in applicable law occurring after (i) the date that such Person became a party to this Agreement, or (ii) with respect to an assignment, acquisition or participation, the effective date of such assignment, acquisition or participation; (c) taxes imposed by reason of the failure of such Person to comply with its obligations under Section 2.22; (d) backup withholding taxes imposed under Section 3406 of the Code; and (e) taxes imposed as a result of such Person’s gross negligence or willful misconduct.

Term Loan.  The senior secured term loan in the original principal amount of $20,000,000 made or to be made to the Borrower on the Closing Date by the Lender.

Term Loan Maturity Date.  December 31, 2010.

Total Commitment.  $25,000,000.

Total Funded Debt.  As at any date of determination, on a Consolidated basis for the Borrower Affiliated Group, the sum of (i) the aggregate amount of the Loans outstanding on such date, plus (ii) the Stated Amount of Letters of Credit outstanding on such date, plus (iii) the aggregate amount of the Subordinated Debt outstanding on such date, plus (iv) all principal obligations arising under capital leases in effect on such date required to capitalized in accordance with GAAP, plus (v) all other Guarantees and Indebtedness for borrowed money of the Borrower Affiliated Group outstanding on such date.

Total Senior Funded Debt.  As at any date of determination, on a Consolidated basis for the Borrower Affiliated Group, the sum of (i) Total Funded Debt on such date, minus (ii) the aggregate amount of Subordinated Debt outstanding on such date.

Withholding Certificate.  See Section 2.22(a).

1.2.  Terms of General Application.  For all purposes of this Agreement and the other Loan Documents, except as otherwise expressly provided herein or therein or unless the context otherwise requires:

(i)            references to any Person defined in this Agreement refer to such Person and its successor in title and assigns or (as the case may be) his successors, assigns, heirs, executors, administrators and other legal representatives;

(ii)           references to any agreement, instrument or document defined in this Agreement refer to such document as originally executed, or if subsequently varied, extended, renewed, modified, amended, restated or supplemented from time to time, as so varied, extended, renewed, modified, amended, restated or supplemented and in effect at the relevant time of reference thereto;

(iii)          words importing the singular only shall include the plural and vice versa, and the words importing the masculine gender shall include the feminine gender and vice versa, and all references to dollars, $, U.S. Dollars or United States Dollars, shall be to Dollars;

(iv)          accounting terms not otherwise defined in this Agreement or any of the other Loan Documents have the meanings assigned to them in accordance with GAAP, on a basis consistent with the financial statements referred to in Section 4.7 of this Agreement;

(v)           all financial statements and other financial information provided by the Borrower and each other member of the Borrower Affiliated Group, to the Lender shall be provided with reference to Dollars;

(vi)          all of the obligations of members of the Borrower Affiliated Group under this Agreement and each other Loan Document shall be the joint and several obligations of the Borrower and such other members of the Borrower Affiliated Group; and

(vii)         this Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Borrower Affiliated Group and the Lender and are the product of discussions and negotiations among all parties.  Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Lender merely on account of the Lender’s involvement in the preparation of such documents.

SECTION II

DESCRIPTION OF CREDIT

                2.  The Credit Facilities.

                2.1.  The Loans.

                (a)           Revolving Credit Loans.  Subject to the terms and conditions set forth in this Agreement, the Lender agrees to lend to the Borrower and the Borrower agrees to borrow (and may repay and reborrow) from time to time between the Closing Date and the Revolving Credit Maturity Date, such amounts as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the Revolving Credit Commitment; provided, however, that the maximum aggregate principal amount of all Revolving Loans outstanding (after giving effect to the amounts requested), plus the aggregate Stated Amount of Letters of Credit outstanding at such time, plus the aggregate amount of all unreimbursed draws under outstanding Letters of Credit, shall not at any time exceed the aggregate amount of the Revolving Credit Commitment then in effect; and provided, further, that at the time the Borrower requests a Revolving Loan and immediately after giving effect to the making thereof, no Default or Event of Default has occurred and is continuing.

                If the aggregate principal amount of Revolving Loans outstanding at any time, plus the aggregate Stated Amount of Letters of Credit outstanding at such time, plus the aggregate amount of any unreimbursed draws under outstanding Letters of Credit shall at any time exceed the Revolving Credit Commitment then in effect, the Borrower shall immediately pay to the Lender the amount of such excess.  Failure to make such payment on demand shall be an Event of Default hereunder.

(b)           Term Loan.  Subject to the terms and conditions set forth in this Agreement, the Lender agrees to lend to the Borrower on the Closing Date, and the Borrower agrees to borrow on such date and repay in accordance with Section 2.13, an amount equal to $20,000,000.

(c)           Loan Account.  The Lender shall enter Revolving Loans and advances made by the Lender to the Borrower pursuant to this Agreement (including, without limitation, on account of the Term Loan and any Letters of Credit) as debits in the Loan Account.  The Lender shall also record in the Loan Account all payments made by the Borrower on account of the Loans and may also record therein, in accordance with customary accounting practices, other debits and credits, including customary banking charges and all interest, fees, charges and expenses chargeable to the Borrower under this Agreement.  The debit balance of the Loan Account shall reflect the amount of the Borrower’s Obligations hereunder and shall be considered correct absent manifest error.

2.2.  The Notes.

(a)           The Revolving Credit Note.  The Revolving Loans shall be evidenced by a Revolving Credit Note of the Borrower in or substantially in the form of Exhibit A-1 hereto (the “Revolving Credit Note”), with appropriate insertions.

(b)           The Term Note.  The Term Loan shall be evidenced by a Term Note of the Borrower in or substantially in the form of Exhibit A-2 hereto (the “Term Note”), with appropriate insertions.

(c)           Note Schedules.  The Lender shall, and is hereby irrevocably authorized by the Borrower to, enter on the schedule forming a part of its Notes or otherwise in its records, appropriate notations evidencing the date and the amount of each Loan, as applicable, the interest rate applicable thereto and the date and amount of each payment of principal made by the Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof.  The Lender is hereby irrevocably authorized by the Borrower to attach to and make a part of its Notes a continuation of any such schedule as and when required.  No failure on the part of the Lender to make any notation as provided in this subsection (c) shall in any way affect any Loan or the rights of the Lender or the Obligations of the Borrower with respect thereto.

2.3.  Conversion.  Provided that no Default or Event of Default shall have occurred and be continuing, and subject to and in accordance with the provisions of Section 2.4(a), the Borrower may convert all or any part (in integral multiples of $500,000) of any outstanding Loan into a Loan of the other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a Eurodollar Loan, shall be the last day of the Interest Period applicable to such Eurodollar Loan).  The Borrower shall give the Lender prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.4.

2.4.  Notice and Manner of Borrowing or Conversion of Loans.

(a)           Whenever the Borrower desires to obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of the other type provided for in this Agreement, the Borrower shall notify the Lender (which notice shall be irrevocable) by telecopy or telephone received no later than 1:00 p.m. Boston, Massachusetts time on the date on which the requested Loan is to be made or continued as or converted to a Base Rate Loan, and received no later than 1:00 p.m. Boston, Massachusetts time on the date 3 Business Days before the day on which the requested Loan is to be made or continued as or converted to a Eurodollar Loan, provided that no more than 6 Eurodollar Loans may be outstanding at any one time.  Such notice by the Borrower shall specify (i) the effective date and amount of each Loan to be obtained, continued or converted (or portion thereof to be continued or converted, as the case may be), subject to the limitations set forth in Section 2.1, (ii) the interest rate option to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and Section 2.9).  Each Eurodollar Loan must be for an amount equal to at least $500,000 and in additional increments of $100,000.  Each such notification by telephone pursuant to Section 2.3 or this Section 2.4(a) (a “Notice of Borrowing or Conversion”) shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit B hereto, provided that if such written confirmation differs in any material respect from the action taken by the Lender, the records of the Lender shall be conclusive absent manifest error.

(b)           Subject to the terms and conditions hereof, the Lender shall make each Loan on the effective date specified therefor by crediting the amount of such Loan to the Borrower’s demand deposit account with the Lender.

2.5.  Commitment Fee.  The Borrower shall pay to the Lender, from the Closing Date through the Revolving Credit Maturity Date, a commitment fee computed at the rate of .50% per annum calculated on the average daily amount, during each fiscal quarter or portion thereof, of the unborrowed portion of the Revolving Credit Commitment.  Commitment fees shall be payable quarterly in arrears, on the last day of March, June, September and December of each year beginning March 31, 2006, and on the Revolving Credit Maturity Date.

2.6.  Letter of Credit Fees.  The Borrower shall pay to the Lender the fees set forth in Section 2.19 in connection with Letters of Credit.

2.7.  Fee Letter.  The Borrower shall pay to the Lender fees in the amounts and at the times outlined in the Fee Letter.

2.8.  Reduction of Revolving Credit Commitment.  The Borrower may from time to time by written notice delivered to the Lender at least 5 Business Days prior to the date of the requested reduction, reduce by a minimum amount of $500,000, and in additional increments of $100,000, any unborrowed portion of the Revolving Credit Commitment then in effect.  No reduction of the Revolving Credit Commitment shall be subject to reinstatement.

2.9.  Duration of Interest Periods.

(a)           Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Eurodollar Loan shall be as specified in the applicable Notice of Borrowing or Conversion.  The Borrower shall have the option to elect a subsequent Interest Period to be applicable to such Loan by giving notice of such election to the Lender received no later than 12:00 p.m. Boston, Massachusetts time on the date 3 Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a Eurodollar Loan.

(b)           If the Lender does not receive a notice of election of duration of an Interest Period for a Eurodollar Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default or an Event of Default exists, the Borrower shall be deemed to have elected to convert such Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

(c)           Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the case may be.

2.10.  Interest Rates and Payments of Interest.

(a)           Each Revolving Loan, and each portion of the Term Loan which is a Base Rate Loan, shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin, which rate shall change contemporaneously with any change in the Base Rate.  Such interest shall be payable on the last day of any calendar quarter ending in March, June, September and December, in which a Base Rate Loan is outstanding hereunder, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

(b)           Each Revolving Loan, and each portion of the Term Loan which is a Eurodollar Loan, shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Eurodollar Rate plus the Applicable Eurodollar Margin.  Such interest shall be payable for such Interest Period on the last day thereof and when such Eurodollar Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof.

(c)           For purposes of this Section 2.10, with reference to Revolving Loans and the Term Loan (i) the “Applicable Base Rate Margin” shall be equal to (A) from the Closing Date through the fourth Business Day after the date on which the financial statements required to be delivered pursuant to Section 5.1(b) for the first fiscal quarter of the Borrower following the Closing are delivered to the Lender, a percentage equal to 0.75%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table 1 below, and (ii) the “Applicable Eurodollar Margin” shall be equal to (A) from the Closing Date through the fourth Business Day after the date on which the financial statements required to be delivered pursuant to Section 5.1(b) for the first fiscal quarter of the Borrower following the Closing are delivered to the Lender, a percentage equal to 2.25%, and (B) thereafter, the percentage determined for each Rate Period by reference to Table 1 below:

Table 1

Revolving Loans and the Term Loan

Consolidated Total Funded Debt to EBITDA	Applicable Base Rate Margin	Applicable Eurodollar Margin

I) greater than or equal to 1.75 to 1	1.00%	2.50%

II) less than 1.75 to 1 but greater than or equal to 1.35 to 1	0.75%	2.25%

III) less than 1.35 to 1 but greater than or equal to 1.00 to 1	0.50%	2.00%

IV) less than 1.00 to 1 but greater than or equal to 0.75 to1	0.50%	1.8575%

V) less than 0.75 to 1 but greater than or equal to 0.50 to 1	0.50%	1.75%

VI) less than 0.50 to 1	0.00%	1.50%

For purposes of determining the Applicable Base Rate Margin and the Applicable Eurodollar Margin, the ratio of Consolidated Total Funded Debt to EBITDA will be tested quarterly, commencing with the first fiscal quarter of the Borrower following the Closing, based on the annual or quarterly financial statements required to be delivered pursuant to Section 5.1(a) or 5.1(b), respectively.  For purposes of determining the interest rate for any Rate Period hereunder, any interest rate change shall be effective five (5) Business Days after the date on which the financial statements required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) are delivered to the Lender, together with a notice to the Lender (which shall be verified by the Lender) specifying any change in the Applicable Base Rate Margin and the Applicable Eurodollar Margin, and if the Borrower has failed to deliver the financial statements required to be delivered by it pursuant to Section 5.1(a) or Section 5.1(b), the Applicable Base Rate Margin and the Applicable Eurodollar Margin that would otherwise be in effect for Revolving Loans and the Term Loan shall automatically be deemed to be at Level I.

2.11.  Changed Circumstances.

(a)           In the event that:

(i)            on any date on which the Eurodollar Rate would otherwise be set the Lender shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Eurodollar Rate, as the case may be, or

(ii)           at any time the Lender shall have determined in good faith (which determination shall be final and conclusive) that:

(A)          the making or continuation of, or conversion of any Loan to, a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank eurodollar market or (2) compliance by the Lender with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

(B)           the Eurodollar Rate shall no longer represent the effective cost to the Lender for United States dollar deposits in the interbank eurodollar market;

then, and in any such event, the Lender shall promptly so notify the Borrower thereof in writing.  Until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the Lender’s obligation to allow selection by the Borrower of the type of Loan affected by the contingencies described in this Section 2.11(a) (herein called “Affected Loans”) shall be suspended.  If at the time the Lender so notifies the Borrower, the Borrower has previously given the Lender a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, the Borrower shall have been deemed to have requested that such Loans be made or converted, as applicable, to Base Rate Loans.

Upon such date as shall be specified in such notice from the Lender (which shall not be earlier than the date such notice is given) the Borrower shall, with respect to the outstanding Affected Loans, be deemed to have converted such Affected Loans to Base Rate Loans, but shall remain obligated to pay any amounts required to be paid pursuant to Section 2.16.

(b)           In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case, effective after the date hereof:

(i)            subjects the Lender to any Tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for Taxes imposed by way of withholding or deduction, which shall be governed solely and exclusively by Sections 2.21 and 2.22), or

(ii)           imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Lender (other than such requirements as are already included in the determination of the Eurodollar Rate), or

(iii)          imposes upon the Lender any other condition with respect to its performance under this Agreement or any other Loan Document,

and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by the Lender or impose any expense upon the Lender with respect to any Loans or any payments made under or with respect to the Letters of Credit, the Lender shall promptly notify the Borrower thereof.  The Borrower agrees to pay to the Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Lender of a written statement of such amount and setting forth in reasonable detail the Lender’s calculation thereof, which statement shall be deemed true and correct absent manifest error.  Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate the Lender pursuant to this Section for any amounts incurred more than 180 days prior to the date that the Lender notifies the Borrower of the Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 day period shall be extended to include the period of such retroactive effect.

2.12.  Capital Requirements.  If after the date hereof the Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by the Lender with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Lender’s capital as a consequence of the Lender’s commitment to make Loans hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by the Lender to be material, then the Lender shall promptly notify the Borrower thereof.  The Borrower agrees to pay to the Lender the amount of such reduction of capital as and when such reduction is determined, upon presentation by the Lender of a written statement in the amount and setting forth in reasonable detail the Lender’s calculation thereof, which statement shall be deemed true and correct absent manifest error.  In determining such amount, the Lender may use any reasonable averaging and attribution methods.  Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate the Lender pursuant to this Section for any amounts incurred more than 180 days prior to the date that the Lender notifies the Borrower of the Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 day period shall be extended to include the period of such retroactive effect.

2.13.  Payments and Prepayments of the Loans.

(a)           The entire principal of the Revolving Credit Notes shall be absolutely due and payable by the Borrower to the Lender on the Revolving Credit Maturity Date.  All of the other Indebtedness evidenced by the Revolving Credit Notes shall, if not sooner paid, also be absolutely due and payable by the Borrower to the Lender on the Revolving Credit Maturity Date.

(b)           The entire principal of the Term Note shall be payable by the Borrower to the Lender in 20 consecutive quarterly installments of principal.  Such quarterly installments of principal shall be payable on the installment payment dates, and shall be in the amounts, set forth below:

Installment	Aggregate Amount
Payment Date	of Payment

03/31/06	$500,000
06/30/06	$500,000
09/30/06	$500,000
12/31/06	$500,000
03/31/07	$500,000
06/30/07	$500,000
09/30/07	$500,000
12/31/07	$500,000
03/31/08	$750,000
06/30/08	$750,000
09/30/08	$750,000
12/31/08	$750,000

03/31/09	$1,250,000
06/30/09	$1,250,000
09/30/09	$1,250,000
12/31/09	$1,250,000
03/31/10	$1,250,000
06/30/10	$1,250,000
09/30/10	$1,250,000
12/31/10	$4,250,000

All of the indebtedness evidenced by the Term Note shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by the Borrower to the Lender on the Term Loan Maturity Date.

(c)           Revolving Loans that are Base Rate Loans may be voluntarily prepaid at any time, without premium or penalty.  Subject to the provisions of Section 2.16, Revolving Loans that are Eurodollar Loans may be voluntarily prepaid at any time, without premium or penalty, upon 3 Business Days’ prior written notice to the Lender. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment.  No prepayment of the Revolving Loans prior to the Revolving Credit Maturity Date shall affect the Total Commitment or impair the Borrower’s right to borrow as set forth in Section 2.l.  Partial prepayments of the Revolving Loans shall be in an amount equal to $100,000 or an integral multiple thereof.

(d)           Subject to the provisions of Section 2.16, the Term Loan may be voluntarily prepaid at any time, in whole or in part, without premium or penalty, upon 3 Business Days’ prior written notice to the Lender, provided that interest accrued on the amounts so paid to the date of such payment must be paid at the time of any such payment.  Partial prepayments of the Term Loan shall be in an amount equal to $100,000 or an integral multiple thereof. Such voluntary prepayments of the Term Loan shall then be applied to the outstanding installments of principal due under the Term Loan in a manner to be notified to the Lender by the Borrower, until the Term Loan has been paid in full.

(e)           The Borrower shall be required to make mandatory prepayments of the Loans as set forth below (each a “Mandatory Prepayment”), such payments being due and payable on the day on which any Net Proceeds become payable with respect to clauses (i) through (iv) below, and 120 days after the end of the applicable fiscal year, commencing with the fiscal year ending on or about December 31, 2006 with respect to clause (v) below:

(i)            to the extent such Net Proceeds are not reinvested in the Borrower within 180 days after the receipt thereof, an amount equal to 100% of the Net Proceeds received by the Borrower or any other member of the Borrower Affiliated Group from the sale or other disposition of any of its respective assets, except for sales of assets having an aggregate purchase price of not more than $500,000 in any fiscal year, provided that all such sales are made at fair market value;

(ii)           to the extent such Net Proceeds are not reinvested in the Borrower within 180 days after the receipt thereof, an amount equal to 100% of the proceeds of insurance received by the Borrower, any other member of the Borrower Affiliated Group or the Lender;

(iii)          an amount equal to 100% of the Net Proceeds received from the incurrence of any Indebtedness for borrowed money;

(iv)          an amount equal to 100% of the Net Proceeds received from the sale of any Equity Securities by the Borrower, except for Equity Securities issued to employees in connection with an employee benefit or option plan adopted by the Board of Directors of the Borrower; and

(v)           for each fiscal year of the Borrower Affiliated Group in which (A) the aggregate amount of the Loans plus the Stated Amount of Letters of Credit outstanding as of the last day of the fiscal year exceeds (B) the aggregate amount of cash, Cash Equivalents and Accounts Receivable of the Borrower Affiliated Group as of the last day of the fiscal year, an amount equal to 25% of the Excess Cash Flow of the Borrower Affiliated Group for such fiscal year, all as evidenced by the financial statements required to be delivered pursuant to Section 5.1(a).

Mandatory Prepayments shall be applied to the outstanding installments of principal due under the Term Loan on a pro rata basis, until the Term Loan has been paid in full.  Mandatory Prepayments of Base Rate Loans shall be made without any premium or penalty.  Mandatory Prepayments of Eurodollar Loans shall be made subject to the provisions of Section 2.16, provided that, if no Default or Event of Default has occurred, the Borrower shall be permitted to make any such Mandatory Prepayment that is due prior to the end of an Interest Period to a cash collateral account established and controlled by the Lender.  Any such amounts will be held in such cash collateral account until the end of the applicable Interest Period and then applied to the Term Loan as described in this clause (f), and such payment of the Term Loan shall be deemed made at the end of such Interest Period for purposes of Section 2.16.

2.14.  Method of Payment.  Subject to Sections 2.21 and 2.22, all payments and prepayments of principal and all payments of interest and other amounts shall be made by the Borrower to the Lender, at 100 Federal Street, Boston, Massachusetts  02110, in immediately available funds, at or before 1:00 p.m. (Boston, Massachusetts time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes (excluding any taxes imposed on the net income of the Lender) or other payments.  The Borrower authorizes the Lender, in the Lender’s sole discretion, to charge to any deposit account which the Borrower may maintain with the Lender, the principal, interest, fees, charges, taxes and expenses provided for in this Agreement or any other document executed and delivered in connection herewith, or to advance to the Borrower and to charge to it as a Revolving Loan a sum sufficient to pay such principal, interest, fees, charges, taxes and expenses, with advice thereafter sent to the Borrower in accordance with the Lender’s customary practice.

2.15.  Default Rate Interest, Etc.

(a)           After and during the continuance of any Default or Event of Default, all amounts outstanding hereunder or under any other Loan Document (including, without limitation, all principal, interest and fees outstanding) shall, at the option of the Lender, bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to 2% above the rate then applicable to Base Rate Loans (including the Applicable Base Rate Margin).

(b)           After and during the continuance of any Default or Event of Default, the Letter of Credit fees payable under Section 2.19 shall, at the option of the Lender, be increased to a rate per annum equal to 2% above the rate applicable thereto prior to the occurrence thereof.

2.16.  Payments Not at End of Interest Period.  If the Borrower for any reason makes any payment of principal with respect to any Eurodollar Loan on any day other than the last day of an Interest Period applicable to such Eurodollar Loan, or fails to borrow or continue or convert to a Eurodollar Loan after giving a Notice of Borrowing or Conversion pursuant to Section 2.4 (unless such failure results from the Lender’s gross negligence or willful misconduct), the Borrower shall pay to the Lender an amount computed pursuant to the following formula:

L =	(R - T) x P x D
360

L =          amount payable to the Lender

R =          interest rate on such Loan

T =          effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected in the Lender’s reasonable discretion, maturing on or near the last day of the then applicable Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by the Lender on the day of such payment of principal or failure to borrow or continue or convert

P =          the amount of principal prepaid or the amount of the requested Loan

D =          the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest Period

The Borrower shall pay such amount upon presentation by the Lender of a statement setting forth the amount and the Lender’s calculation thereof (in reasonable detail) pursuant hereto, which statement shall be deemed true and correct absent manifest error.

2.17.  Computation of Interest and Fees; Maximum Interest.  Interest and all fees payable hereunder on account of Loans shall be computed daily on the basis of a year of 360 days with respect to Eurodollar Loans and 365 (or 366, as the case may be) days with respect to Base Rate Loans and fees due hereunder, and for the actual number of days elapsed.  If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time.  If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.  Notwithstanding any other term of this Agreement, the Notes or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Notes by the Lender shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, the Notes, the Letter of Credit applications, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

2.18.  Letters of Credit.  In addition, upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower made herein, the Lender agrees to issue, to the extent permitted by law and the Uniform Custom Practices of the International Chamber of Commerce governing Letters of Credit (Publication No. 500 or any successor thereto), one or more Letters of Credit on the application and for the account of the Borrower, during the period from the Closing Date to 30 days prior to the Revolving Credit Maturity Date; provided that the Stated Amount of Letters of Credit outstanding at any time, plus the aggregate amount of all unreimbursed draws under such outstanding Letters of Credit, shall not at any time (i) exceed $5,000,000 in the aggregate, or (ii) when added to the then outstanding amount of Revolving Loans at such time, exceed the Revolving Credit Commitment then in effect; and provided, further that at the time the Borrower requests the issuance of a Letter of Credit and after giving effect to the issuance thereof, there has not occurred and is not continuing a Default or an Event of Default.  It is understood and agreed by the parties hereto that amounts drawn under such Letters of Credit shall become immediately due and payable by the Borrower to the Lender and shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans, and, if not paid forthwith, shall, at the option of the Lender, be added to the Loan Account as Revolving Loans and shall be immediately due and payable upon the Revolving Credit Maturity Date (or, if earlier, upon acceleration of the Loans). In addition, all Letters of Credit shall, unless the Lender otherwise agrees in writing, have a stated expiration date not to exceed one year and shall, in any event, expire not later than 15 days prior to the Revolving Credit Maturity Date.

In order to evidence such Letters of Credit, the Borrower shall enter into, with the Lender, such agreements and execute such customary instruments and documents as the Lender reasonably requires, including, but not limited to, a letter of credit application and agreement.

2.19.        Letter of Credit Fees.  A Letter of Credit fee shall be payable to the Lender with respect to each standby Letter of Credit, quarterly in arrears on each March 31, June 30, September 30 and December 31, at a rate per annum equal to the Applicable Eurodollar Margin applicable to Revolving Loans then in effect multiplied by the face amount of such Letter of Credit, along with such documentary processing and other fees as are customarily charged by the Lender on standby Letters of Credit (including, without limitation, an administration fee equal to .125% multiplied by the face amount of such Letter of Credit payable on the issuance thereof).

2.20.  Interdependence of Borrower and Guarantors.  In order to induce the Lender to enter into this Agreement and the other Loan Documents to which it is a party, and grant the Loans hereunder and issue the Letters of Credit, the Borrower and each Guarantor hereby jointly and severally represent and warrant that:

(i)  the business of each of the Borrower and each Guarantor shall benefit from the successful performance of the business of each of the other, and of the Borrower and the Guarantors taken as a whole;

(ii)  the Borrower and each Guarantor has cooperated to the extent necessary and shall continue to cooperate with each other to the extent necessary in the development and conduct of each other’s business, and shall to the extent necessary share and participate in the formulation of methods of operation, distribution, leasing, inventory control, and other similar business matters essential to the Borrower’s and each Guarantor’s business;

(iii)  the failure of the Borrower or any Guarantor to cooperate with all other of them in the conduct of their respective businesses shall have an adverse impact on the business of each of them, and the failure of the Borrower or any Guarantor to associate or cooperate with all other of them is reasonably likely to impair the goodwill of such others and of the Borrower and the Guarantors taken as a whole; and

(iv)  the Borrower and each Guarantor is accepting joint and several liability for the Obligations and represents and warrants that the financial accommodations being provided hereby are for the mutual benefit, directly and indirectly, of the Borrower and each Guarantor.

2.21.  Withholding Taxes.  If the Borrower shall be required by applicable law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the Loan Documents to the Lender, any assignee of the Lender or any Participant (each, a “Payee”), (a) the sum payable to such Payee shall be increased as may be necessary so that, after making all required withholding or deductions, the applicable Payee receives an amount equal to the sum it would have received had no such withholding or deductions been made (the “Gross-Up Payment”), (b) the Borrower shall make such withholding or deductions, and (c) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.  Notwithstanding the foregoing, the Borrower shall not be obligated to make any portion of the Gross-Up Payment that is attributable to any withholding or deductions that would not have been paid or claimed had the applicable Payee properly claimed an exemption with respect thereto pursuant to Section 2.22.

2.22.  Withholding Tax Exemption.

(a)           Each Payee shall furnish from time to time to the Borrower or to such other Person(s) as the Borrower may designate, such forms, certificates and documentation (including Internal Revenue Service Forms W-8 and W-9) that the Payee is legally entitled to furnish and as may be necessary or appropriate to obtain any reduction of or exemption from any withholding or other tax imposed by any governmental authority on payments made under this Agreement or any Loan Document (any such form, certificate and documentation, a “Withholding Certificate”).

(b)           Each Payee required to deliver to the Borrower a valid Withholding Certificate pursuant to Section 2.22(a) shall deliver such valid Withholding Certificate as follows:  (A) each Payee which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Payee; and (B) each Payee becoming a Payee as a result of an assignment shall deliver such valid Withholding Certificate at least five Business Days before the effective date of such assignment.  Each Payee shall deliver to the Borrower additional Withholding Certificates (or successor forms) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower.

2.23.  Non-U.S. Subsidiaries.

Notwithstanding any provision of any Loan Document to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language), (i) no more than 65% of the voting interests in or of any Subsidiary incorporated under the Laws of a jurisdiction other than the United States (a “Non-U.S. Subsidiary”) shall be pledged or similarly hypothecated to guarantee or support any Obligation of the Borrower, (ii) no Non-U.S. Subsidiary shall guarantee or support any Obligation of the Borrower, and (iii) no security or similar interest shall be granted in the assets of any Non-U.S. Subsidiary, which security or similar interest guarantees or supports any Obligation of the Borrower.  The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 2.23 shall be void ab initio.

SECTION III

CONDITIONS OF LOANS

3.1.  Conditions Precedent to Term Loan, Initial Revolving Loan and Initial Letter of Credit.  The obligation of the Lender to make the Term Loan and the initial Revolving Loan, and of the Lender to issue any Letter of Credit, on the Closing Date, is subject to the fulfillment on the Closing Date of each of the following conditions precedent:

3.1.1.  Loan Documents, Ancillary Documents, Etc.

(i)            Each of (A) the Loan Documents and (B) the Ancillary Documents, shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on and as of the Closing Date.

(ii)           Executed original counterparts of each of the Loan Documents and copies of each of the Ancillary Documents and the Material Contracts, as executed and delivered by the respective parties thereto, shall have been furnished to the Lender.

3.1.2.  Legality of Transactions.  No change in applicable law or regulation shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Lender to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date, or (ii) for the TA Lender, TA Equity, the Borrower, or any other member of the Borrower Affiliated Group to perform any of its agreements or obligations under any of the Loan Documents or Ancillary Documents to which it is a party on the Closing Date.

3.1.3.  Representations and Warranties.  Each of the representations and warranties made by or on behalf of the Borrower or any other member of the Borrower Affiliated Group to the Lender in this Agreement and the other Loan Documents shall be true and correct when made, shall, for all purposes of this Agreement, be deemed to be repeated on and as of the Closing Date, and shall be true and correct on and as of such date.

3.1.4.  Performance, Consents, No Defaults, Litigation, Etc.  Each of the TA Lender, TA Equity, the Borrower, and each other member of the Borrower Affiliated Group shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in any of the Loan Documents and Ancillary Documents to which it is a party or by which it is bound which are required to be performed on the Closing Date.  All necessary consents and/or waivers in connection with the consummation of the Recapitalization Transaction and the transactions contemplated by the Loan Documents shall have been obtained by the Borrower or other applicable party and copies thereof shall have been delivered to the Lender.  No event shall have occurred on or prior to the Closing Date and be continuing on such Closing Date, and no condition shall exist on such Closing Date, which constitutes a Default or an Event of  Default.  No litigation or other proceeding shall be continuing, or pending or threatened in writing, which could reasonably be expected to have a Material Adverse Effect.

3.1.5.  Certified Copies of Organizational Documents.  The Lender shall have received from each of the Borrower and the other members of the Borrower Affiliated Group a copy, certified by a duly authorized officer of each of the Borrower and such other members of the Borrower Affiliated Group to be true and complete on the Closing Date, of (i) its charter or other incorporation documents, as in effect on such date of certification, certified by the Secretary of State of its jurisdiction of incorporation (or jurisdictional equivalent), and (ii) its by-laws or other governance documents as in effect on such date.

3.1.6.  Proof of Entity Action.  The Lender shall have received from the Borrower and each Guarantor a copy, certified by a duly authorized officer of each of the Borrower and such Guarantor to be true and complete on the Closing Date, of records of all corporate, limited liability company and partnership action, as applicable, taken by each of the Borrower and such Guarantor to authorize, as applicable (i) its execution and delivery of the Loan Documents and the Ancillary Documents to which it is or is to become a party, (ii) its performance of all of its agreements and obligation under each of such documents, and (iii) the borrowings, granting of security and other transactions contemplated by this Agreement and the other Loan Documents.

3.1.7.  Incumbency Certificate.  The Lender shall have received from the Borrower and each Guarantor an incumbency certificate, dated the Closing Date and signed by the duly authorized officers of each of the Borrower and such Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized, as applicable:  (i) to sign, in the name and on behalf of each of the Borrower and such Guarantor, each of the Loan Documents and each of the Ancillary Documents to which it is or is to become a party; (ii) to make application for the Loans or conversion thereof; and (iii) to give notices to take other action on its behalf under the Loan Documents.

3.1.8.  Proceedings and Documents.  All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents, the Ancillary Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Lender, and the Lender shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Lender shall have reasonably requested.

3.1.9.  Good Standing, Etc.  The Lender shall have received a long-form certificate of the Secretary of State of the respective jurisdictions of incorporation (or jurisdictional equivalent) of each of the Borrower and each other member of the Borrower Affiliated Group as to each of the Borrower’s and such other member of the Borrower Affiliated Group’s legal existence and good standing in such state and listing all documents on file in the office of said Secretary of State.  The Lender shall also have received certificates of qualification to do business from any jurisdictions in which each of the Borrower and each other member of the Borrower Affiliated Group is required to be qualified, except to the extent failure to do so could not reasonably be expected to result in a Material Adverse Effect.

3.1.10.  Fees.  The Borrower shall have complied with its obligations under Section 2.7 to pay the fees described in the Fee Letter, and, if any, the Letter of Credit fees described in Section 2.19, and all reasonable legal fees and expenses and collateral examination fees and other fees and expenses incurred by the Lender in connection with the consummation of the transactions contemplated by this Agreement.

3.1.11.  Legal Opinions.  The Lender shall have received a written legal opinion, addressed to the Lender, dated the Closing Date, from Goodwin Procter LLP, counsel to the Borrower and each other member of the Borrower Affiliated Group, in form and substance satisfactory to the Lender.  The Lender shall have also received copies of all of the legal opinions delivered in connection with the Recapitalization Transaction, and shall have received satisfactory reliance letters in connection therewith entitling the Lender to rely on each thereof.

3.1.12.  Due Diligence; Financial Condition.  The Lender shall have completed its legal, business and accounting due diligence on the Borrower and the other members of the Borrower Affiliated Group and in connection with the Recapitalization Transaction.  The Lender shall have received and reviewed the following financial statements (including the notes thereto) of the Borrower Affiliated Group:  (i) the Consolidated and Consolidating balance sheet of the Borrower Affiliated Group as of December 31, 2004 and the related Consolidated and Consolidating statements of income, changes in stockholders’ equity and cash flow of the Borrower Affiliated Group for the fiscal years then ended, and related footnotes, audited and certified by PricewaterhouseCoopers LLP, (ii) the unaudited balance sheet and statement of income of the Borrower Affiliated Group as of the fiscal quarter ended September 30, 2005, prepared in accordance with GAAP subject, however, to normal, year-end audit adjustments that shall not in the aggregate be materially adverse, and (iii) an opening pro forma balance sheet, prepared on a Consolidated and Consolidating basis in accordance with GAAP, assuming the Loans to be made on the Closing Date had been made and the Recapitalization Transaction had been consummated.  The Lender shall be satisfied that there has been no material adverse change in the financial condition, business, or results of operations of the Borrower Affiliated Group taken as a whole since the most recent financial statements referred to in Section 4.7.

3.1.13.  Security Documents; U.C.C. Search Reports; Insurance; Patents, Trademarks and Copyrights.  The Security Documents and the appropriate financing statements (in the name of the Borrower and each Guarantor) and other documents in respect thereto and necessary to enable the Lender to perfect a legal, valid and enforceable first-priority security interest thereunder, shall have been duly executed by each of the Borrower and such Guarantors, and filed or recorded, as applicable, in all appropriate filing offices or other locations necessary for the perfection of such first-priority interests, and all other actions necessary for the perfection of such interests (other than with respect to motor vehicles) shall have been completed.  The Lender shall have received reports concerning the results of searches of the Patent and Trademark Office, the Copyright Office and Uniform Commercial Code filing offices for the Borrower and each Guarantor in each jurisdiction or organization and each jurisdiction where Collateral or other assets have been located since February 1, 2000, in each case made no more than 20 days prior to the Closing Date.  The Lender shall have received the original stock, membership interest and partnership interest certificates, as applicable, together with stock, membership interest and partnership interest powers, as applicable, endorsed in blank, for all of the issued and outstanding shares, membership interests and partnership interests pledged pursuant to the Pledge Agreements.  The Lender shall have received reasonably satisfactory evidence that liability (including umbrella) insurance, casualty insurance and business interruption insurance, including any insurance as is required by the Security Documents to be in effect in respect of all real and personal property and fixtures, of each of the Borrower and each Guarantor is in effect and the interest of the Lender as loss payee and additional insured, as the case may be, has been duly endorsed upon all instruments of insurance issued in respect of such property and in respect of liability.  All such insurance shall provide for 15 days’ advance written notice to the Lender of any cancellation or material modification thereof.  The Lender shall also have received signed Landlord Waivers for each location leased by the Borrower or any Guarantor where books and records are located, each in form and substance reasonably satisfactory to the Lender.

3.1.14.  Solvency.  The Lender shall have received reasonably satisfactory evidence that the Borrower and the other members of the Borrower Affiliated Group, taken as a whole, are solvent, and will be solvent, after giving effect to the Recapitalization Transaction and the Loans to be made and the Letters of Credit to be issued hereunder on the Closing Date.

3.1.15.  Consummation of Corporate Transactions.  The Recapitalization Transaction shall have been completed and become effective as of the Closing Date upon the respective terms set forth in the Ancillary Documents (in the form delivered to and approved by the Lender), and the Recapitalization Transaction shall have been consummated pursuant to the Ancillary Documents, without recourse to any provision of said Ancillary Documents permitting the waiver by any party thereto of any material condition, obligation, covenant or other requirement, or amendment to any such material condition, obligation, covenant or other requirement, without the Lender’s prior written consent.  The Lender must be reasonably satisfied in all respects with the Ancillary Documents and the terms of the Recapitalization Transaction must be reasonably acceptable to the Lender (including, without limitation, that the total (fees and expenses thereof shall not exceed $2,000,000 in the aggregate).  Upon consummation of the Recapitalization Transaction, (i) TA Equity shall have invested at least $45,000,000 of new cash equity in Holdco, which shall have been contributed to the Borrower as part of the Merger Transaction, (ii) the TA Lender shall have loaned to the Borrower an aggregate of at least $20,000,000 pursuant to the Subordinated Debt Documents, and (iii) TA Equity shall own at least 68% of the issued and outstanding capital stock of the Borrower.  The Borrower shall have entered into employment and non-competition agreements with each of Coleman Fung and Kevin Hesselbirg in form and substance reasonably satisfactory to the Lender, and copies of each thereof shall have been delivered to the Lender.  A fairness opinion rendered by Bank of New York in connection with the Recapitalization Transaction shall have been delivered to the Borrower’s Board of Directors prior to the consummation thereof.

3.1.16.  Payoff and Release.  Arrangements reasonably satisfactory to the Lender shall have been made by the Borrower and the Lender with respect to the repayment in full of all debt owing by the Borrower to Bank of America, N.A.

3.1.17.  Compliance Certificate.  The Lender shall have received from the Borrower a compliance certificate, in form and substance satisfactory to the Lender, evidencing pro forma compliance with the financial covenants set forth herein, determined in accordance with GAAP and after giving effect to the Recapitalization Transaction and the Loans to be made and Letters of Credit to be issued on the Closing Date.

3.1.18.  Material Adverse Effect.  No event shall have occurred or condition shall exist not disclosed in the December 31, 2004 audited financial statements of the Borrower delivered to the Lender that could reasonably be expected to have a Material Adverse Effect.

3.2.  Conditions Precedent to all Loans and Letters of Credit.  The obligation of the Lender to make each Loan and to issue each Letter of Credit, including the initial Loan, or continue or convert Loans to Loans of the other type, is further subject to the following conditions:

(a)           timely receipt by the Lender of the Notice of Borrowing or Conversion as provided in Section 2.4;

(b)           the representations and warranties contained in Section IV shall be true and accurate on and as of the Closing Date, and shall be true and accurate in all material respects on and as of the date of any such Notice of Borrowing or Conversion delivered after the Closing Date and on the effective date of the making, continuation or conversion of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing, or would result from such Loan;

(c)           the resolutions referred to in Section 3.1.6 shall remain in full force and effect; and

(d)           no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Lender, would make it illegal or against the policy of any governmental agency or authority for the Lender to make Loans hereunder.

The making of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of such Loan as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.

SECTION IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower, and to the extent referred to therein, each other member of the Borrower Affiliated Group, represents and warrants to the Lender that:

4.1.  Organization and Qualification.  The Borrower and each other member of the Borrower Affiliated Group (a) is a Person duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as indicated on Exhibit D hereto, (b) has all requisite corporate, limited liability company and partnership power, as applicable, to own its property and conduct its business as now conducted and as presently contemplated, and (c) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership, as applicable, and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

4.2.  Corporate Authority.  The execution, delivery and performance of each of the Loan Documents and Ancillary Documents to which the Borrower or any other member of the Borrower Affiliated Group is or is to become a party and the transactions contemplated hereby and thereby (including, without limitation, the Recapitalization Transaction) are within the corporate, limited liability company and partnership power, as applicable, and authority of the Borrower or such member of the Borrower Affiliated Group and have been authorized by all necessary corporate, limited liability company or partnership proceedings, as applicable, and do not and will not (a) require any consent or approval of any creditors (which term, for purposes of this Section 4.2, shall not be deemed to include trade creditors), trustees for creditors (which term, for purposes of this Section 4.2, shall not be deemed to include trade creditors) or shareholders, member or partners, as applicable of the Borrower or such member of the Borrower Affiliated Group (other than any such consent that has been obtained prior to the Closing Date and delivered to the Lender), (b) contravene any provision of the charter documents or by-laws, or the formation documents or limited liability company or partnership agreements, as applicable, of the Borrower or of such member of the Borrower Affiliated Group, (c) contravene in any material respect any provision of any law, rule or regulation applicable to the Borrower or such member of the Borrower Affiliated Group and material to the operation of its business, (d) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower or such member of the Borrower Affiliated Group, except to the extent such contravention could not reasonably be expected to result in a Material Adverse Effect, or (e) result in or require the imposition of any Encumbrance (other than Encumbrances in favor of the Lender) on any of the properties, assets or rights of the Borrower or such member of the Borrower Affiliated Group.

4.3.  Valid Obligations.  Each of the Loan Documents and Ancillary Documents to which the Borrower or any other member of the Borrower Affiliated Group is or is to become a party and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower or such member of the Borrower Affiliated Group enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

4.4.  Consents or Approvals.  The execution, delivery and performance of each of the Loan Documents and Ancillary Documents to which the Borrower or any other member of the Borrower Affiliated Group is or is to become a party and the transactions contemplated herein and therein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, except (a) filings under the Uniform Commercial Code  in connection with the Collateral, and (b) such consents as have been obtained prior to the Closing Date and delivered to the Lender.

4.5.  Title to Properties; Absence of Encumbrances.  The Borrower and each other member of the Borrower Affiliated Group has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned or leased by it, including, without limitation, such properties, assets and rights as are reflected in the Initial Financial Statement (except such properties, assets or rights as have been disposed of since the date thereof and which are not material to its business or the disposition of which have been approved by the Lender), free from all Encumbrances except Permitted Encumbrances, and, except as disclosed to the Lender, free from all defects of title that could reasonably be expected to result in a Material Adverse Effect.  All such properties and assets and all properties which are leaseholds are free and clear of all title defects or objections, liens, claims, charges, security interests and other Encumbrances (except Permitted Encumbrances) of any nature whatsoever except, with respect to all such properties and assets, (i) provisions of existing building and zoning laws, provided that such provisions would not materially interfere with the Borrower’s or any other member of the Borrower Affiliated Group’s use of such properties, (ii) liens for current taxes not yet due, and (iii) as otherwise disclosed on Exhibit D hereto.  The rights, properties and other assets presently owned, leased or licensed by each of the Borrower and each other member of the Borrower Affiliated Group and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Borrower and such member of the Borrower Affiliated Group to conduct its businesses in all material respects in the same manner as its businesses have been conducted prior to the date hereof.  At the time the Borrower or any other member of the Borrower Affiliated Group pledges, sells, assigns or transfers to the Lender any instrument, document of title, security, chattel paper or other property (including Inventory, contract rights and Accounts) or any proceeds or products thereof, or any interest therein, the Borrower or such member of the Borrower Affiliated Group shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such properties shall have been pledged, sold, assigned or transferred to any Person other than the Lender or in any way encumbered except as disclosed to the Lender; and the Borrower or such member of the Borrower Affiliated Group shall defend the same against the claims and demands of all Persons.  Neither the Borrower nor any other member of the Borrower Affiliated Group owns any real property.

                4.6.  Location of Records and Collateral; Name Change.  The Borrower shall give the Lender written notice of each location at which Collateral is or will be kept and each office of the Borrower and each Guarantor at which the records of the Borrower and such Guarantor pertaining to Accounts Receivable and contract rights are kept.  Except as such notice is given, all Collateral owned by the Borrower and each Guarantor is and shall be kept, and all records of the Borrower and each Guarantor pertaining to Accounts and contract rights are and shall be kept, at such location as appears on Exhibit D hereto.  The Borrower shall give the Lender 30 days’ prior written notice of any change in its name or corporate form or any change in the name or names under which the Borrower’s or any Guarantor’s business is transacted.

                4.7.  Financial Statements.  The Borrower has furnished to the Lender the Consolidated and Consolidating balance sheet of the Borrower Affiliated Group as of December 31, 2004 and the related Consolidated and Consolidating statements of income, changes in stockholders’ equity and cash flow of the Borrower Affiliated Group for the fiscal year then ended, and related footnotes, audited and certified by PricewaterhouseCoopers LLP.  The Borrower has also furnished to the Lender the unaudited balance sheet and statement of income of the Borrower Affiliated Group as of the fiscal quarter ended September 30, 2005, prepared in accordance with GAAP subject, however, to normal, year-end audit adjustments that shall not in the aggregate be materially adverse (collectively, the “Initial Financial Statement”).  The Borrower has also furnished to the Lender an opening pro forma balance sheet in accordance with Section 3.1.12 (the “Pro Forma Financial Statement”).  The Borrower has also furnished to the Lender the unaudited pro forma Consolidated and Consolidating projected balance sheets of the Borrower Affiliated Group for the next 5 fiscal years, and its related unaudited Consolidated and Consolidating projected statements of income, changes in stockholders’ equity and cash flow for the next 5 fiscal years, in each case prepared as if the Loans had been made and the Recapitalization Transaction had occurred as of the Closing Date.  All such financial statements were prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower Affiliated Group as of such dates and the results of the operations of the Borrower Affiliated Group for such periods.  There are no material liabilities, contingent or otherwise, not disclosed in any of such financial statements.

4.8.  Changes.  Since the date of the Initial Financial Statement, there have been no changes in the assets, liabilities, financial condition or business of the Borrower Affiliated Group taken as a whole, the effect of which has, individually or in the aggregate, been materially adverse.

4.9.  Defaults.  As of the date of this Agreement, no Default or Event of Default exists.

4.10.  Taxes.  The Borrower and each other member of the Borrower Affiliated Group has filed or has caused to be filed all federal, state and other material tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower or such other member of the Borrower Affiliated Group have been fully paid or adequate reserves have been established therefor.  Neither the Borrower nor any other member of the Borrower Affiliated Group has executed any waiver of limitations in respect of tax liabilities.  Each member of the Borrower Affiliated Group has established on its books reserves adequate for the payment of all federal, state and other material tax liabilities.

4.11.  Litigation.  Except as set forth on Exhibit D hereto, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing against the Borrower or any other member of the Borrower Affiliated Group that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, or could otherwise reasonably be expected to materially adversely affect the ability of the Borrower and the Guarantors taken as a whole to pay and perform the Obligations.

4.12.  Subsidiaries.  As of the date of this Agreement, no member of the Borrower Affiliated Group has any Subsidiaries except as set forth on Exhibit D hereto with respect to such member of the Borrower Affiliated Group.

4.13.  Investment Company Act.  Neither the Borrower nor any other member of the Borrower Affiliated Group is subject to regulation under the Investment Company Act of l940, as amended.

4.14.  Compliance with ERISA.  The Borrower and each other member of the Borrower Affiliated Group and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC (other than for the payment of premiums) under Title IV of ERISA or to a Plan under Section 412(l) of the

Code and are not liable to the imposition of any lien (and no such lien has been imposed) under Section 412(n) of the Code with respect to any Plan; and no non-exempt “prohibited transaction” or “reportable event” (other than those for which the notice requirement has been waived) (as such terms are defined in ERISA) has occurred with respect to any Plan.

4.15.  Environmental Matters.

(a)           The Borrower and each other member of the Borrower Affiliated Group has obtained all permits, licenses and other authorizations which are required in connection with the conduct of its business under any applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to have a Material Adverse Effect.  The Borrower and each other member of the Borrower Affiliated Group is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any applicable regulation, code, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)           No written notice, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Borrower, threatened by any governmental or other entity: (i) with respect to any alleged failure by the Borrower or any other member of the Borrower Affiliated Group to have any permit, license or authorization required in connection with the conduct of its business under any applicable Environmental Laws, or (ii)alleging any violation of any applicable Environmental Laws by the Borrower or any other member of the Borrower Affiliated Group.  Neither the Borrower nor any other member of the Borrower Affiliated Group has received written notice that it is a potentially responsible party (as that term has been construed pursuant to CERCLA, or any similar foreign, state or local laws) at any site other than the sites listed and described in Exhibit D.

(c)           No material oral or  written notification of a release of a Hazardous Material has been given to, or filed with, a governmental authority by or on behalf of the Borrower or any other member of the Borrower Affiliated Group and, to the knowledge of the Borrower, no property now or previously owned, leased or operated by the Borrower or any other member of the Borrower Affiliated Group is listed or proposed for listing on the National Priorities List under CERCLA, or on any similar foreign, state or local list of sites requiring investigation or clean-up.

(d)           Except as could not reasonably be expected to have a Material Adverse Effect with respect to any property now or previously owned, leased or operated by the Borrower or any other member of the Borrower Affiliated Group, neither the Borrower nor any other member of the Borrower Affiliated Group, nor, to the knowledge of the

Borrower Affiliated Group, any previous owner, tenant, occupant or user of any property owned, leased or operated by the Borrower or any other member of the Borrower Affiliated Group has (i) engaged in any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in material compliance with all Environmental Laws; nor to the knowledge of any member of the Borrower Affiliated Group have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the knowledge of the Borrower Affiliated Group, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in material compliance with all Environmental Laws.

4.16.        Disclosure.  No representations and warranties made by each member of the Borrower Affiliated Group in this Agreement, any other Loan Document or in any other agreement, instrument, document, certificate, statement or letter furnished to the Lender by or on behalf of any member of the Borrower Affiliated Group, and no other factual information heretofore or contemporaneously furnished by or on behalf of any member of the Borrower Affiliated Group to the Lender, in connection with any of the transactions contemplated by any of the Loan Documents or Ancillary Documents, when taken as a whole, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances in which they were or are made.  Except as disclosed herein, there is no fact known to any member of the Borrower Affiliated Group which could reasonably be expected to have a Material Adverse Effect.

4.17.        Solvency.  Both before and after giving effect to the transactions contemplated by the Ancillary Documents, and all Indebtedness incurred by the Borrower and the Guarantors on the Closing Date, neither the Borrower nor any such Guarantor (i) is Insolvent, or will be rendered Insolvent by the Indebtedness incurred in connection therewith, (ii) will be left with unreasonably small capital with which to engage in its business, even allowing for a reasonable margin of error in the projections of the future performance of the Borrower and such Guarantors, (iii) will have incurred Indebtedness beyond its ability to pay such Indebtedness as it matures, or (iv) will fail to have assets (both tangible and intangible) having a present fair salable value in excess of the amount required to pay the probable liability on its then existing debts (whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent), in each case after giving effect to all rights of indemnification and contribution of such Person to or from any Affiliate of such Person.

4.18.        Compliance with Statutes, etc.  The Borrower and each other member of the Borrower Affiliated Group is in compliance with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such non-compliances as could not reasonably be expected to have a Material Adverse Effect.  Without limitation of the foregoing, each member of the Borrower Affiliated Group is in compliance with, and neither the entering into of the Loan Documents or the use of the proceeds of the Loans will violate:  any law, rule, or regulation relating to anti-terrorism or money laundering, including the Anti-Terrorism Order, the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

4.19.        Capitalization.  On and as of the Closing Date (and after giving effect to the Recapitalization Transaction), (i) the authorized capital stock of the Borrower consists of (x) 27,000,000 shares of Common Stock, of which 4,423,650 shares are issued and outstanding and are held by the Persons and in the amounts set forth in Exhibit D, and (y) 16,248,136 shares of Preferred Stock, of which 16,248,136 shares are issued and outstanding and are held by the Persons and in the amounts set forth in Exhibit D.  The authorized capital stock of each other member of the Borrower Affiliated Group, and the number of issued and outstanding shares, membership interests and partnership interests thereof, is set forth in Exhibit D hereto.  All such outstanding shares, membership interests and partnership interests of each member of the Borrower Affiliated Group have been duly and validly issued and are fully paid and non-assessable.  No member of the Borrower Affiliated Group has outstanding any other securities convertible into or exchangeable for its capital stock or other equity interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or other equity interests, in each case except as set forth in Exhibit D with respect to such member of the Borrower Affiliated Group.

4.20.        Labor Relations.  Neither the Borrower nor any other member of the Borrower Affiliated Group is engaged in any unfair labor practice.  Except as disclosed on Exhibit D, there is (i) no unfair labor practice complaint pending or threatened against the Borrower or any other member of the Borrower Affiliated Group before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any other member of the Borrower Affiliated Group or, to the knowledge of the Borrower Affiliated Group, threatened in writing against it, (ii) no labor dispute, slowdown or stoppage pending against the Borrower or any other member of the Borrower Affiliated Group or, to the knowledge of the Borrower Affiliated Group, threatened against the Borrower or any other member of the Borrower Affiliated Group, and (iii) to the knowledge of the Borrower Affiliated Group, no union representation question exists with respect to the employees of the Borrower or any other member of the Borrower Affiliated Group and no union organizing activities are taking place.

4.21.        Certain Transactions.  Except as set forth on Exhibit D, none of the officers, partners, directors, or employees of the Borrower or any other member of the Borrower Affiliated Group is presently a party to any transaction with the Borrower or any other member of the Borrower Affiliated Group (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director or such employee or, to the knowledge of the Borrower Affiliated Group, any corporation, partnership, trust or other entity in which any officer, partner, director, or any such employee or natural person related to such officer, partner, director or employee or other Person in which such officer, partner, director or employee has a direct or indirect beneficial interest, has a substantial direct or indirect beneficial interest or is an officer, director, trustee or partner.

4.22.        Restrictions on the Borrower Affiliated Group.  Neither the Borrower nor any other member of the Borrower Affiliated Group is a party to or bound by any contract, agreement or instrument, or subject to any charter or other corporate restriction, which could reasonably be expected to have a Material Adverse Effect.

4.23.        Leases.  Exhibit D hereto contains a complete list of all leases, occupancy agreements and all amendments thereto and all other documents affecting rights and obligations thereunder, including without limitation, assignments and subleases pursuant to which the Borrower or any other member of the Borrower Affiliated Group leases real property, and license agreements pursuant to which a third party would have the right to enter upon the leased premises (herein individually referred to, together with any other Lease entered into from time to time, as a “Lease” and collectively referred to as the “Leases”).  There are no leases, occupancy agreements or other documents, other than the Leases, affecting the properties or the interests of the Borrower or any other member of the Borrower Affiliated Group.  The copies of the Leases heretofore delivered by the Borrower to the Lender are true, correct and complete copies thereof and each of such Leases is in full force and effect in accordance with the terms thereof.  Neither the tenant nor, to the knowledge of the Borrower Affiliated Group, the landlord, under any Lease is in default under the applicable Lease or has given or received any notice of cancellation or termination of such Lease or condemnation of the leased premises.  Each of the tenants under the Leases is in possession of its respective premises, and no such tenant has assigned any of its interest in any of the Leases, as collateral or otherwise or sublet all or any portion of the premises covered by any Lease or granted any license with respect thereto, except as may be otherwise disclosed on Exhibit D hereto.

4.24.        Franchises, Patents, Copyrights, Etc.  Except as otherwise set forth on Exhibit D hereto, the Borrower and each other member of the Borrower Affiliated Group possesses all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business as substantially now conducted without known conflict with any rights of others, except for such conflicts as could not reasonably be expected to have a Material

Adverse Effect, and, in each case, free of any Encumbrance that is not a Permitted Encumbrance.

4.25.        Collateral.  All of the Obligations of the Borrower and the Guarantors to the Lender under or in respect of the Loan Documents will, at all times from and after the execution and delivery of each of the Security Documents, be entitled to the benefits of and be secured by each of such Security Documents to the extent provided therein.

4.26.        Material Contracts.  Exhibit D sets forth each of the contracts, agreements and licenses which is material to the operations or business of the Borrower or any other member of the Borrower Affiliated Group (the “Material Contracts”).

SECTION V

AFFIRMATIVE COVENANTS

So long as the Lender has any commitment to make Loans or issue Letters of Credit hereunder or any Loan or other Obligation hereunder remains outstanding, the Borrower, and to the extent referred to therein (including to the extent the Borrower has agreed to cause the members of the Borrower Affiliated Group to comply), each other member of the Borrower Affiliated Group, covenants as follows:

5.1.  Financial Statements and other Reporting Requirements.  The Borrower shall furnish to the Lender:

(a)           as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower Affiliated Group, a Consolidated and (unaudited) Consolidating balance sheet as of the end of, and a related Consolidated and (unaudited) Consolidating statement of income, changes in stockholders’ equity and cash flow for, such year, prepared in accordance with GAAP and audited and certified by an independent public accounting firm reasonably satisfactory to the Lender; and, concurrently with such financial statements, a copy of said certified public accountants’ management letter (if any) and a written statement by such accountants that, in the making of the audit necessary for their letter and opinion upon such financial statements they have obtained no knowledge of any Default or Event of Default under Sections 6.7, 6.8 or 6.9 or, if in the opinion of such accountants any such Default or Event of Default exists, they shall disclose in such written statement the nature and status thereof;

(b)           as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower Affiliated Group, a Consolidated and Consolidating balance sheet as of the end of, and a related Consolidated and Consolidating statement of income, changes in stockholders’ equity and cash flow for, the portion of the fiscal year then ended and for the fiscal quarter then ended, prepared in accordance with GAAP (without footnotes) and certified by the chief financial officer of the Borrower, but subject, however, to normal, year-end audit adjustments that shall not in the aggregate be materially adverse;

(c)           on or before the first day of each fiscal year of the Borrower Affiliated Group, (i) an annual operating budget presented on a quarterly basis for the next succeeding fiscal year, and (ii) Consolidated and Consolidating pro forma projections of the Borrower Affiliated Group for the next five succeeding fiscal years in form reasonably acceptable to the Lender (it being recognized by the Lender that projections as to future results are not to be viewed as facts and that the actual results for the period or periods covered by the projections may differ from the projected results);

(d)           concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.l, a report in substantially the form of Exhibit F hereto signed on behalf of the Borrower by the chief financial officer of the Borrower, and including, without limitation, computations in reasonable detail evidencing compliance with the covenants contained in Sections 6.7 through 6.9, inclusive;

(e)           as soon as practical and, in any event, within 15 days after the Closing Date, the Opening Balance Sheet, which shall be reviewed by the chief financial officer of the Borrower, which Opening Balance Sheet shall not differ in any material respect from the Pro Forma Financial Statement;

(f)            promptly after the receipt thereof by the Borrower or any Guarantor, copies of any reports submitted to any such Person by independent public accountants in connection with any interim review of the accounts of the Borrower or such Person;

(g)           if and when the Borrower or any other member of the Borrower Affiliated Group gives or is required to give notice to the PBGC of any “Reportable Event” (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC or, if such notice is not given to the PBGC, a description of the content of the notice that would be required to be given;

(h)           immediately upon becoming aware of the existence of any condition or event (i) that constitutes a Default or Event of Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto or (ii) affecting the Borrower or any other member of the Borrower Affiliated Group which could reasonably be expected to have a Material Adverse Effect, written notice thereof specifying the nature thereof and the action being or proposed to be taken with respect thereto; and immediately upon receipt thereof, copies of any notice (whether formal or informal) of any cancellation, termination or material change in any insurance maintained by the Borrower or any Guarantor;

(i)            promptly upon becoming aware of any litigation or of any investigative proceedings by any Person, including, without limitation, any governmental agency or authority commenced or threatened against the Borrower or any other member of the Borrower Affiliated Group of which it has notice, or of a material change in any such existing litigation or proceedings, the outcome of which could reasonably be expected to have a Material Adverse Effect, written notice thereof and the action being or proposed to be taken with respect thereto;

(j)            promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened in writing against the Borrower or any other member of the Borrower Affiliated Group regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof, copies of all material correspondence, reports and other materials furnished to or prepared by any member of the Borrower Affiliated Group (or its representatives) in connection therewith and the action being or proposed to be taken with respect thereto; and

(k)           from time to time, with reasonable promptness, such other financial data and other information or documents (financial or non-financial) about the Borrower and each other member of the Borrower Affiliated Group as the Lender may reasonably request.

5.2.  Conduct of Business.  The Borrower and each other member of the Borrower Affiliated Group shall:

(a)           duly observe and comply in all material respects with all applicable laws and requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

(b)           maintain its corporate existence (except as otherwise permitted by Section 6.6) and maintain its jurisdiction of organization as disclosed in the Security Agreement;

(c)           remain engaged in substantially the same fields of business as those in which it is now engaged (and reasonable extensions or expansions thereof), except that the Borrower or any other member of the Borrower Affiliated Group may withdraw from any business activity which its Board of Directors reasonably deems unprofitable or unsound, provided that promptly after such withdrawal, the Borrower shall provide the Lender with written notice thereof; and

(d)           at least 10 Business Days prior to forming any Subsidiary, deliver to the Lender the Borrower’s agreement, and immediately upon formation, such Subsidiary’s agreement, in each case reasonably satisfactory to counsel for the Lender, that the Subsidiary shall be a member of the Borrower Affiliated Group, and in the case of any

Subsidiary formed under the Laws of the United States, such Subsidiary’s agreement, in each case reasonably satisfactory to counsel for the Lender, that the Subsidiary shall be bound by the terms of this Agreement, the other Loan Documents and the related documents and instruments as a Guarantor hereunder and thereunder.

5.3.  Maintenance and Insurance.  The Borrower shall, and shall cause each other member of the Borrower Affiliated Group to, maintain its properties in good repair, working order and condition (normal wear and tear excepted) as required for the normal conduct of its business and shall maintain or cause to be maintained (or to be replaced as needed) all Leases as may be required for the conduct of the Borrower’s and each other member of the Borrower Affiliated Group’s business.  The Borrower shall and shall cause each other member of the Borrower Affiliated Group to at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Borrower and such other member of the Borrower Affiliated Group in the exercise of their reasonable judgment deem to be adequate.  The Lender shall be named as loss payee and additional insured (as applicable) on such insurance policies held by the Borrower and each Guarantor and shall be given 15 days’ prior written notice of any cancellation or modification of such insurance.  If such insurance expires without being immediately renewed or replaced, the Lender, in its reasonable discretion, may provide such insurance and charge the cost thereof to the Loan Account or to the Borrower’s or any such Guarantor’s deposit account with the Lender.  Any payment not recovered from the Borrower or such Guarantor shall bear interest at the Base Rate plus the Applicable Base Rate Margin then in effect applicable to Revolving Loans.  The Lender shall not, by the fact of approving, disapproving, accepting, obtaining or failing to obtain any such insurance, incur liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and the Borrower and each other member of the Borrower Affiliated Group hereby expressly assumes full responsibility therefor and liability, if any, thereunder.  The Borrower shall, and shall cause each Guarantor to, from time to time, furnish to the Lender with reasonable promptness certificates or other evidence reasonably satisfactory to the Lender of compliance with the foregoing insurance provisions.  The provisions of this Section 5.3 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

5.4.  Taxes.  The Borrower shall, and shall cause each other member of the Borrower Affiliated Group to, pay or cause to be paid all federal, state and other material taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP if no lien shall have been filed to secure such tax, assessment or charge.

5.5.  Inspection by the Lender;  Accounts.  The Borrower shall, and shall cause each other member of the Borrower Affiliated Group to, permit the Lender or the Lender’s designee, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Person, to (i) visit and inspect the properties of the Borrower and such other members of the Borrower Affiliated Group and conduct field examinations (provided that unless a Default or Event of Default has occurred and is continuing, the Lender will not conduct more than 1 field examination or inspection in any fiscal year of the Borrower), (ii) examine and make copies of and take abstracts from the books and records of the Borrower and such other members of the Borrower Affiliated Group, and (iii) discuss the affairs, finances and accounts of the Borrower and such other members of the Borrower Affiliated Group with its appropriate officers, employees and accountants (provided, that so long as no Default or Event of Default has occurred and is continuing, with a representative of the Borrower Affiliated Group present at any such meeting with accountants, at the Borrower’s election); provided, however, when a Default or Event of Default exists, the Lender may do any of the foregoing at the expense of such Person at any time during normal business hours and without advance notice.  In handling such information the Lender shall exercise the same degree of care that each exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received, except that disclosure of such information may be made (w) to the subsidiaries or affiliates of the Lender in connection with their present or prospective business relations with the Borrower Affiliated Group, (x) to prospective transferees or purchasers of an interest in the Loans, (y) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (z) as may be required in connection with the examination, audit or similar investigation of the Lender.  Each of the Borrower and each Guarantor will maintain its primary operating accounts with the Lender, and no more than $10,000,000 in the aggregate shall at any time be maintained by the other members of the Borrower Affiliated Group in operating accounts which are not maintained with, or controlled by, the Lender.

5.6.  Maintenance of Books and Records.  The Borrower shall, and shall cause each other member of the Borrower Affiliated Group to, keep adequate books and records of account, in which true and complete entries will be made reflecting its business and financial transactions in accordance with GAAP or international accounting standards, as applicable, and applicable law.

5.7.  Environmental Indemnification.  The Borrower covenants and agrees that it will, and will cause each other member of the Borrower Affiliated Group to, indemnify and hold the Lender harmless from and against any and all claims, expense, damage, loss or liability incurred by the Lender in connection with Hazardous Materials associated with or related to any real properties in which the Borrower or any other member of the Borrower Affiliated Group has or had an interest.  It is expressly acknowledged by the Borrower that this indemnity shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents or the payment of the Loans and shall inure to the benefit of the Lender and its successors and assigns.  The obligations under this Section 5.7 shall constitute “Obligations” for all purposes of the Security Documents.

5.8.  Use of Proceeds.  The proceeds of the Term Loan and the Revolving Loans will be used by the Borrower solely for the following purposes: (i) to provide funding for the Recapitalization Transaction and to pay the costs and expenses incurred in connection therewith, (ii) to provide working capital for the Borrower Affiliated Group, and (iii) for general corporate purposes not in contravention of any requirement of law or of any Loan Document.  No portion of any Loans shall be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U, T or X of the Board of Governors of the Federal Reserve System.

5.9.  Pension Plans.  With respect to any Plan, the benefits under which are guaranteed, in whole or in part, by the PBGC or any governmental authority succeeding to any or all of the functions of the PBGC, the Borrower will, and will cause each other member of the Borrower Affiliated Group to, (i) fund each Plan as required by the provisions of Section 412 of the Code; (ii) cause each Plan to pay all benefits when due (other than those in dispute); and (iii) furnish the Lender (a) promptly with a copy of any notice of each Plan’s termination sent to the PBGC and (b) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code.

5.10.  Fiscal Year.  The Borrower and each other member of the Borrower Affiliated Group shall have a fiscal year ending on December 31 of each year and shall notify the Lender of any change in such fiscal year (whereupon, notwithstanding the provisions of Section 8.8, the Lender shall have the right to modify the timing of the financial covenants hereunder accordingly in order to correspond to any such change in fiscal year).

5.11.  Further Assurances.  At any time and from time to time the Borrower shall, and shall cause each of the Guarantors to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Lender to effect the purposes of the Loan Documents.  Without limitation of the foregoing, upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of either Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Loan Document, the Borrower and each Guarantor, as applicable, will issue, in lieu thereof, a replacement note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

SECTION VI

NEGATIVE COVENANTS

So long as the Lender has any commitment to make Loans and issue Letters of Credit hereunder or any Loan or other Obligation hereunder remains outstanding, the Borrower, and to the extent referred to therein (including to the extent the Borrower has agreed to cause the members of the Borrower Affiliated Group to comply), each other member of the Borrower Affiliated Group, covenants as follows:

6.1.  Indebtedness.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

(a)           Indebtedness of the Borrower to the Lender under any Loan Document;

(b)           Indebtedness in respect of current liabilities, other than for borrowed money, of the Borrower Affiliated Group incurred in the ordinary course of business and of a type and magnitude consistent with past practices;

(c)           Indebtedness in respect of capital leases and purchase money security interests of the Borrower Affiliated Group representing obligations permitted to be incurred by the terms of this Agreement and incurred in the ordinary course of business and consistent with past practices; provided, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $1,000,000 at any one time outstanding;

(d)           Indebtedness existing on the date of this Agreement and disclosed on Exhibit C hereto (including any replacements, refinancings or refundings thereof which do not have the effect of increasing the principal amount thereof, fees thereon (other than reasonable and customary fees), or the amortization thereof, or of shortening the maturity date thereof other than, if as a result of such shortening, the maturity date of such Indebtedness is a date after the date which is 6 months after the latest maturity date of the Loans hereunder);

(e)           The TA Subordinated Debt, provided that (A) all such TA Subordinated Debt (including any payment-in-kind promissory notes issued thereunder) shall at all times be and remain subordinated, on the terms contained in the Subordination Agreement, to the Obligations, and (B) the TA Subordinated Debt shall not exceed an aggregate principal amount of $20,000,000 (plus the Indebtedness evidenced by any payment-in-kind promissory notes issued thereunder and any accrued interest) at any one time outstanding;

(f)            Indebtedness secured by Encumbrances permitted by Sections 6.5(c) and (g), respectively;

(g)           Indebtedness of any Guarantor in favor of the Borrower;

(h)           Unsecured Indebtedness of any member of the Borrower Affiliated Group to another member of the Borrower Affiliated Group; and

(i)            Guarantees by any member of the Borrower Affiliated Group with respect to any Indebtedness of another member of the Borrower Affiliated Group permitted by this Section 6.1 or Section 6.2.

6.2.  Contingent Liabilities. The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, create, incur, assume or remain liable with respect to any Guarantees other than the following:

(a)           Guarantees in favor of the Lender under any Loan Document;

(b)           Guarantees existing on the date of this Agreement and disclosed on Exhibit C hereto;

(c)           Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

(d)           Guarantees with respect to surety, performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding in the aggregate at any time $100,000 and

(e)           Guarantees of Indebtedness permitted under Section 6.1.

6.3.  Leases.  The Borrower shall, and shall cause each of the Guarantors to, use commercially reasonable good faith efforts to cause the landlord of any premises leased by the Borrower or such other member of the Borrower Affiliated Group after the Closing Date to deliver to the Lender a Landlord Waiver simultaneously with the execution of any Lease of real property.

6.4.  Sale and Leaseback.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Borrower or such other member of the Borrower Affiliated Group intends to use for substantially the same purpose as the property being sold or transferred.

6.5.  Encumbrances.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets (including, without limitation, any of its intellectual property) (“Encumbrances”), or assign or otherwise convey any right to receive income, including the sale or discount of Accounts Receivable with or without recourse, except the following (“Permitted Encumbrances”):

(a)           Encumbrances in favor of the Lender under any Security Document;

(b)           Encumbrances existing on the date of this Agreement and disclosed in Exhibit C hereto securing Indebtedness described therein;

(c)           Liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required to be paid in accordance with the provisions of Section 5.4;

(d)           Landlords’ and lessors’ liens arising by statute, so long as the obligations of the Borrower or other member of the Borrower Affiliated Group under the applicable lease are not overdue, or liens in respect of pledges or deposits under workmen’s compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics’, laborers’, carriers’, warehousemans’, materialmen’s and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

(e)           Judgment liens that shall not have been in existence for a period longer than 15 days after the creation thereof or,  if a stay of execution shall have been obtained, for a period longer than 15 days after the expiration of such stay;

(f)            Easements, rights of way, restrictions, minor defects or irregularities in title and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business;

(g)           Encumbrances securing the purchase price of capital assets (including rights of lessors under capital leases) to the extent such purchase is permitted hereunder, provided, however, that (A) each such Encumbrance is given solely to secure the purchase price of, or the lease obligations relating to, such property, does not extend to any other property and is given at the time of the acquisition of the property, and (B) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time such security interest attaches, and in any event, such Indebtedness does not exceed $500,000 in the aggregate outstanding at any time;

(h)           Any interest of title of a lessor under, and Encumbrances arising from, Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to equipment leases permitted by this Agreement;

(i)            Normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(j)            Encumbrances of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and

(k)           Rights of service or indemnity payment setoffs customarily required in software license agreements; and

(l)            Any exception included in a title insurance policy approved by the Lender.

In addition, the Borrower shall not, nor shall the Borrower permit any other member of the Borrower Affiliated Group to, enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits the Borrower or any such other member of the Borrower Affiliated Group from creating or incurring any Encumbrance in favor of the Lender under the Loan Documents other than (i) customary anti-assignment provisions in Leases or license agreements entered into by the Borrower or such other member of the Borrower Affiliated Group in the ordinary course of business, and (ii) any agreements governing any purchase money liens or capital lease obligations otherwise permitted in this Agreement.

6.6.  Merger; Consolidation; Sale or Lease of Assets; Acquisitions.  The Borrower shall not, nor shall it permit any other member of the Borrower Affiliated Group to, sell, lease or otherwise dispose of assets or properties (valued at the lower of cost or fair market value), other than (i) sales of inventory and non-exclusive licenses of intellectual property in the ordinary course of business, and (ii) sales of assets not in the ordinary course of business in an aggregate amount not to exceed $500,000 in any fiscal year of the Borrower or such other member of the Borrower Affiliated Group; or liquidate, merge or consolidate into or with any other Person or enter into or undertake any plan or agreement of liquidation, merger or consolidation with any other Person, provided that any wholly-owned Subsidiary of the Borrower may merge or consolidate into or with (x) the Borrower if no Default or Event of Default has occurred and is continuing or would result from such merger and if the Borrower is the surviving company, or (y) any other wholly-owned Subsidiary of the Borrower.  The Borrower will not, without the prior written consent of the Lender, acquire all or substantially all of the assets (or a division) or capital stock (or other equity) of any Person.

6.7.  Consolidated Senior Leverage Ratio.  The Borrower shall not at any time permit the Consolidated Senior Leverage Ratio of the Borrower Affiliated Group as at the last day of any fiscal period to be greater than 2.25 to 1.

6.8.  Consolidated EBITDA.  The Borrower shall not permit the Consolidated EBITDA of the Borrower Affiliated Group, as at the end of any fiscal quarter, to be less than $4,000,000 for the two consecutive fiscal quarters then ending.

6.9.  Consolidated Quick Ratio.  The Borrower shall not permit the ratio of Consolidated Quick Assets to Consolidated Current Liabilities, including all Revolving Credit Loans then outstanding and the Stated Amount of all Letters of Credit then outstanding, to be less than 1.25 to 1 at any time.

6.10.  Restricted Payments.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, pay, make or declare any Restricted Payment.  Notwithstanding the foregoing, the Borrower (i) may make payments on the

TA Subordinated Debt to the extent expressly permitted by the Subordination Agreement, and (ii) may make payments of the Stay Bonus in accordance with the terms of the applicable Stay Bonus agreements and theRetention Bonus Plan, provided that (x) at the time any such payment is proposed to be made and after giving effect thereto, no Default or Event of Default shall be continuing or shall occur by reason of the making of the payment at such time, and (y) the aggregate amount of all such Stay Bonus payments shall not exceed $1,500,000 in any fiscal year and $4,500,000 during the term of this Agreement.  Neither the Borrower nor any other member of the Borrower Affiliated Group will enter into any agreement, contract or arrangement (other than the Loan Documents) restricting the ability of any other member of the Borrower Affiliated Group to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of any nature or to make transfers or distributions of all or any part of its assets to the Borrower or any other member of the Borrower Affiliated Group.

6.11.  Investments.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, make or maintain any Investments other than Qualified Investments, and loans and advances referred to in Section 6.14(i) below.

6.12.  ERISA.  Neither the Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any “prohibited transaction” (as defined in Section 4975 of the Code, (ii) incur any “accumulated funding deficiency” (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Borrower or any other member of the Borrower Affiliated Group pursuant to Section 4068 of ERISA.

6.13.  Transactions with Affiliates.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, enter into or participate in any agreements or transactions of any kind with any Affiliate, except (i) transfer-pricing agreements in the ordinary course of business and consistent with past practices, (ii) agreements or transactions contemplated, required or allowed by any Loan Document or any Ancillary Document as in effect on the date of this Agreement, provided that such agreements or transactions are not otherwise prohibited by this Agreement or any of the Loan Documents; (iii) agreements or transactions (in each case) in the ordinary course of business and on an arms-length basis which (A) include only terms which are fair and equitable to the Borrower or such other member of the Borrower Affiliated Group, (B) do not violate or otherwise conflict with any of the terms of any of the Loan Documents, (C) require the payment of no fees, charges or commissions by the Borrower or such member of the Borrower Affiliated Group to any Affiliate except those which are reasonable and disclosed to the Lender, (D) are disclosed on the books, accounts and records of the Borrower or such other member of the Borrower Affiliated Group, and (E) involve terms no less favorable to the Borrower or such other member of the Borrower Affiliated Group than would be the terms of a similar agreement or transaction with any Person other than an Affiliate; and (iv) the loans permitted by Section 6.18.  Neither the Borrower nor any other member of the Borrower Affiliated Group will enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or such other member of the Borrower Affiliated Group of its obligations hereunder or under any of the other Loan Documents.

6.14.  Loans.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, make to any Person any loan, advance or other transfer with the anticipation of repayment, except for (i) loans and advances to employees of the Borrower or such other member of the Borrower Affiliated Group not exceeding $1,500,000 in the aggregate at any time outstanding for taxes incurred by such employees in connection with the Recapitalization Transaction, provided that (x) such loans and advances shall be on terms reasonably satisfactory to the Lender, and (y) the promissory notes evidencing such loans and advances, along with the pledge agreements securing the same, shall have been delivered in pledge to the Lender, and (ii) loans and advances to employees of the Borrower or such other member of the Borrower Affiliated Group, made in the ordinary course of business and consistent with past practices, not exceeding $1,000,000 in the aggregate at any time outstanding; provided, that no such advances to any single employee shall exceed $200,000 in the aggregate.

6.15.  No Amendments to Certain Documents.  The Borrower shall not, nor shall permit any other member of the Borrower Affiliated Group to, at any time cause or permit any of the Ancillary Documents, the Material Contracts, or charter or other incorporation documents or by-laws of the Borrower or such other member of the Borrower Affiliated Group, to be modified, amended or supplemented in any respect whatever, except for such modification or amendment as would not, in the Lender’s reasonable discretion, effect any change adverse to the Lender, or have a Material Adverse Effect, without (in each case) the express prior written agreement, consent or approval of the Lender.

Notwithstanding the foregoing, the Subordinated Debt Documents may be amended or modified in any respect except for the following amendments and modifications, each of which shall require the prior written consent of the Lender:

(i)            any amendment or modification which would involve the payment of a material consent fee;

(ii)           any amendment or modification which increases the principal amount, or the amount of any principal payment, of the TA Subordinated Debt;

(iii)          any amendment or modification which shortens the maturity of the TA Subordinated Debt (including by way of acceleration or other advance of the dates on which any payment of principal or interest are due) or any change in any of the prepayment, redemption or repurchase provisions, if any, or any other alteration of the repayment provisions of the TA Subordinated Debt in any respect (other than any such other alteration which has the effect of extending the maturity of the TA Subordinated Debt);

(iv)          any amendment or modification which increases the interest rate (including the default rate of interest), fees or premium applicable to the TA Subordinated Debt;

(v)           any amendment of or modification to any of the subordination provisions contained in the Purchase Agreement, or any amendment or modification which further subordinates the TA Subordinated Debt to any other Indebtedness of the Borrower;

(vi)          any amendment to or modification of any representations, warranties, covenants (financial or otherwise), defaults or events of default contained in the Subordinated Debt Documents so as to make them more restrictive than they are on the Closing Date (excluding any such amendment or modification as corresponds to a like amendment or modification of this Agreement);

(vii)         any amendment or modification which adds any representations, warranties, covenants (financial or otherwise), defaults or events of default to the Subordinated Debt Documents;

(viii)        any amendment or modification which adds the requirement of any lien or other security for, or guaranty of, the TA Subordinated Debt; or

(ix)           any amendment of or modification to any Subordinated Debt Document which could materially increase the rights of any holder(s) of the TA Subordinated Debt, or of any rights under any Subordinated Debt Document, could result in a default or event of default under the Subordinated Debt Documents, or could be reasonably expected to materially adversely affect the Lender or the Borrower or the rights and remedies of the Lender against the Borrower under any of the Loan Documents.

SECTION VII

DEFAULTS

7.1.  Events of Default.  There shall be an Event of Default hereunder if any of the following events occurs:

(a)           the Borrower shall fail to pay (i) any amount of principal of any Loans when due, (ii) any amount due under Letters of Credit when due unless such amount can be converted to a Revolving Loan in accordance with Section 2.18, or (iii) any amount of interest thereon or any fees or expenses payable hereunder or under any Note or any other Loan Document within 3 days after the due date therefor; or

(b)           the Borrower or any other member of the Borrower Affiliated Group shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, obligations, covenants or agreements contained in Sections 5.1, 5.2(b), 5.3 (with respect to maintenance of insurance), 5.5, 5.8, 5.10, or in Section VI; or

(c)           (i) the Borrower or any other member of the Borrower Affiliated Group shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, obligations, covenants or agreements or contained in Sections 5.2(d), 5.7 or 5.11 and such failure shall continue for 10 days or (ii) the Borrower or any other member of the Borrower Affiliated Group shall fail to perform, comply with or observe or shall otherwise breach any one or more of the terms, covenants, obligations or agreements (other than in respect of subsections 7.1(a) and (b) hereof) contained in this Agreement or in any other Loan Document and such failure shall continue for 30 days; or

(d)           any representation or warranty of the Borrower or any other member of the Borrower Affiliated Group made in any Loan Document or any other documents or agreements delivered in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

(e)           the Borrower or any other member of the Borrower Affiliated Group shall fail to pay at maturity, or within any applicable period of grace (not to exceed 30 days), any obligations in excess of $250,000 in the aggregate for borrowed monies or advances, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for borrowed monies or advances, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any, or to permit any party to any agreement evidencing such obligations to terminate or cancel such agreement; or

(f)            the Borrower or any other member of the Borrower Affiliated Group shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be Insolvent, (iii) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or other law or (iv) pass any board resolution or take any corporate action for the purpose of effecting any of the foregoing; or

(g)           a proceeding or case shall be commenced, without the application or consent or acquiescence of the Borrower or other applicable member of the Borrower Affiliated Group in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law  relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), against the Borrower or any other member of the Borrower Affiliated Group; or action under the laws of the jurisdiction of incorporation or organization of the Borrower or any other member of the Borrower Affiliated Group similar to any of the foregoing shall be taken with respect to the Borrower or any such member of the Borrower Affiliated Group and shall continue unstayed and in effect for any period of 60 days; or

(h)           judgments or orders for the payment of money shall be entered against the Borrower or any other member of the Borrower Affiliated Group by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any other member of the Borrower Affiliated Group, that in the aggregate exceed $250,000 in value and such judgments, orders, warrants or process shall continue undischarged or unstayed for 45 days; or

(i)            the Borrower, any other member of the Borrower Affiliated Group or any member of the Controlled Group shall fail to pay when due amounts which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA that in the aggregate exceed $100,000; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any other member of the Borrower Affiliated Group or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower or any other member of the Borrower Affiliated Group and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

(j)            any change in equity ownership of the Borrower which would result in the occurrence of any one or more of the following: (i) TA owning, both legally and beneficially and whether directly or indirectly through TA Equity, less than 50% of the issued and outstanding Preferred Stock of the Borrower, or (ii) TA ceasing at any time to otherwise maintain the ability to control, directly or indirectly, the Borrower, or (iii) TA ceasing at any time to, directly or indirectly, have the power to elect a majority of the Board of Directors of the Borrower; or

(k)           any change in equity ownership of any Subsidiary of the Borrower, except to the extent permitted by Section 6.6; or

(l)            Coleman Fung shall cease to be the Chief Executive Officer of the Borrower or Kevin Hesselbirg shall cease to be the Chief Financial Officer of the Borrower, or shall cease to perform substantially all of his duties and responsibilities as such officer for a period of more than thirty 30 days (exclusive of vacations not in excess of such officer’s normal annual vacation allowance) and such Person shall not be replaced within 90 days of such event or circumstance; or

(m)          the Borrower or any other member of the Borrower Affiliated Group shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than 45 days, or the Borrower or any other member of the Borrower Affiliated Group shall be indicted for a state, federal, provincial (or similar foreign jurisdiction) crime, or any civil or criminal action shall otherwise have been brought or threatened in writing against the Borrower or any other member of the Borrower Affiliated Group, a punishment for which in any such case could include forfeiture of any assets of the Borrower Affiliated Group having a fair market value in excess of $250,000; or

(n)           there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether insured or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than 30 consecutive days, any material cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any other member of the Borrower Affiliated Group if such event or circumstance is not covered by business interruption insurance; or

(o)           there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

(p)           any covenant, agreement or obligation of the Borrower or any other member of the Borrower Affiliated Group contained in or evidenced by any Loan Document or any Ancillary Document to which the Borrower or such member of the Borrower Affiliated Group is a party shall, prior to the date on which such document terminates, cease in any material respect to be legal, valid, binding or enforceable in accordance with the terms thereof, which cessation (in the case of an Ancillary Document only) can reasonably be expected to have a Material Adverse Effect; or

(q)           any Loan Document or any Ancillary Document shall be canceled, terminated, revoked or rescinded (or any notice of such cancellation, termination, revocation or rescission given) other than with the express prior written agreement, consent or approval of the Lender; or any action at law, suit in equity or other legal proceeding to cancel, revoke, or rescind any Loan Document or any Ancillary Document shall be commenced by or on behalf of the Borrower or any other member of the Borrower Affiliated Group, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan  Documents or Ancillary Documents or any one or more of the obligations of the Borrower or any other member of the Borrower Affiliated Group under any one or more of the Loan Documents and Ancillary Documents are illegal, invalid or unenforceable in accordance with the terms thereof; or

(r)            (i) any default or event of default shall occur and be continuing under any Subordinated Debt Document, or (ii) any default or event of default shall occur and be continuing under any other Ancillary Document and, in the case of any such default or event of default under this clause (ii), the Lender determines, in the exercise of its reasonable discretion, that such default or event of default could reasonably be expected to have a Material Adverse Effect.

7.2.  Remedies.  Upon the occurrence of an Event of Default described in subsections 7.1(g) and (h), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, upon the Lender’s declaration:

(a)           the Lender’s commitment to make any further Loans hereunder shall terminate;

(b)           the unpaid principal amount of the Loans together with accrued interest, all other Obligations, and all other obligations of the Borrower to the Lender of any kind shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

(c)           the Lender may exercise any and all rights the Lender has under this Agreement, the Notes, the Loan Documents, or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Lender’s rights by any action at law, in equity or other appropriate proceeding.

SECTION VIII

MISCELLANEOUS

8.1.  Notices.  Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by electronic facsimile transmission, or when delivered to an overnight courier, addressed to such party at its address indicated below:

If to the Borrower, at

OpenLink Financial, Inc.

1502 Reckson Plaza, West Tower - 15th Floor

Uniondale, NY  11556-1502

Attention:  Kevin Hesselbirg, Chief Financial Officer

Telecopy:  (516) 394-1193

with copies to

TA Associates, Inc.

125 High Street, Suite 2500

Boston, MA  02110

Attention:  Jonathan W. Meeks, Principal

Telecopy:  (617) 574-6728

- and –

Goodwin Procter LLP

53 State Street

Boston, Massachusetts  02109

Attention:  John LeClaire, Esq.

Telecopy:  (617) 523-1231

If to the Lender, at

Bank of America, N.A.

100 Federal Street

Boston, Massachusetts  02110

Attention:  Debra E. DelVecchio, Managing Director

Telecopy:  (617) 434-0819

with a copy to

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts  02110

Attention:  Philip A. Herman, Esq.

Telecopy:  (617) 574-4112

or at any other address specified by such party in writing.

8.2.  Expenses.  The Borrower will pay on demand all reasonable expenses of the Lender in connection with the administration of the Loans and the preparation, waiver or amendment of this Agreement, the Notes, the other Loan Documents or other documents executed in connection therewith, or the reasonable expenses of the Lender in connection with a default or collection of the Loans or other Obligations or exercise, preservation or enforcement of any of its rights, remedies or options hereunder or thereunder, including, without limitation, reasonable fees of outside legal counsel and any local counsel (but excluding the allocated costs of in-house legal counsel), accounting, consulting, brokerage or other similar professional fees or expenses, all reasonable out-of-pocket costs and expenses (including reasonable fees of outside counsel, but excluding any allocated costs of in-house legal counsel) of the Lender incurred in connection with any syndication (other than fees paid to syndicate participants without the Borrower’s approval) and/or participation of the Loans, and any reasonable fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any Collateral therefor, and the amount of all such expenses, if not paid within 20 days of receipt of an invoice therefor, shall until paid, bear interest at the rate applicable to Revolving Loans hereunder (including any default rate).

8.3.  Indemnification.  The Borrower shall absolutely and unconditionally indemnify and hold harmless the Lender from and against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses (including, without limitation, reasonable fees and disbursements of counsel, but excluding the allocated costs of in-house counsel) and all other liabilities whatsoever which shall at any time or times be incurred or sustained by the Lender or by any of its shareholders, directors, officers, employees, subsidiaries, affiliates or agents (other than as a result of the gross negligence or willful misconduct of the Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction) on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to either this Agreement, any of the other Loan Documents or any of the Ancillary Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement, any of such Loan Documents or any of such Ancillary Documents, are ultimately consummated.  Without prejudice to the survival of any other covenant of the Borrower hereunder, the covenants of this Section 8.3 shall survive the termination of this Agreement and the payment or satisfaction of payment of amounts owing with respect to the Notes or any other Loan Document.  For the sake of clarity, this Section 8.3 shall not apply to Taxes, which are provided for in Sections 2.11 and 2.21.

8.4.  Set-Off.  Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the Lender or any of its branch or affiliate offices to the Borrower or any other member of the Borrower Affiliated Group may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Borrower or such member of the Borrower Affiliated Group or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Lender against any and all obligations of the Borrower or such member of the Borrower Affiliated Group to the Lender or any of its affiliates in such manner as the head office of the Lender or any of its branch offices in its sole discretion may determine (with notice to be given to the

Borrower promptly thereafter), and the Borrower and each other member of the Borrower Affiliated Group hereby grants the Lender a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

8.5.  Term of Agreement.  This Agreement shall continue in force and effect so long as the Lender has any commitment to make Loans hereunder or any Loan or any Obligation shall be outstanding.

8.6.  No Waivers.  No failure or delay by the Lender in exercising any right, power or privilege hereunder or under either Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein and in the Notes provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

8.7.  Governing Law.  This Agreement, the Notes and the other Loan Documents shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).  Any legal action or proceeding arising out of or relating to this Agreement, any other Loan Document or any Obligation may be instituted, in the Lender’s sole discretion, in the courts of the Commonwealth of Massachusetts, the United States of America for the District of Massachusetts, and the Lender, the Borrower and each other member of the Borrower Affiliated Group hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding; provided, however, that the foregoing shall not limit the Lender’s rights to bring any legal action or proceeding in any other appropriate jurisdiction.

8.8.  Amendments, Waivers, Etc.  Except as otherwise expressly provided in this Agreement or any of the other Loan Documents:  (i) each of the Loan Documents may be modified, amended or supplemented in any respect whatever only with the prior written consent or approval of the Lender and the Borrower; and (ii) the performance or observance by the Borrower of any of its covenants, agreements or obligations under any of the Loan Documents may be waived only with the written consent of the Lender.

8.9.  Binding Effect of Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that (i) the Borrower may not assign or transfer its rights or obligations hereunder, and (ii) the Lender may assign or transfer its rights or obligations hereunder to any Person only in accordance with the provisions of Section 8.10.

8.10.  Successors and Assigns.

(i)  The Lender may at any time grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in any of its Commitments or any or all of its Loans in an amount and on such terms as the Lender may deem appropriate.  In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which the Lender may grant such a participating interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such participation agreement may provide that the Lender will not agree, without the consent of the Participant, to any of the following modifications, amendments or waivers of this Agreement:  (A) any change in the amount or the due date of any of the Obligations; (B) any change in the interest rates prescribed hereunder or in the Notes; (C) any release of any Guarantees or all or any part of the Collateral; and (D) any change in the terms of this Section 8.10.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.16 with respect to its participating interest.  An assignment or other transfer which is not permitted by subsection (ii) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (i).

(ii)  The Lender may at any time assign to one or more banks or other financial institutions (each, an “Assignee”) all, or a part of all, of its rights, interests and obligations under this Agreement and the Notes (or any one of its Notes) on such terms, as between the Lender and each of its Assignees, as the Lender may deem appropriate (it being understood that any such assignments do not have to be made proportionately among the facilities), and such Assignee shall assume such rights, interests and obligations, pursuant to an instrument executed by such Assignee and the Lender; provided, however, that (A) except in the cases of an assignment of the entire remaining amount of the Total Commitment and the Loans at the time owing to the Lender and Letters of Credit issued by it or, of an assignment to an Affiliate of the Lender, the aggregate amount of the Total Commitment (which for this purpose includes Loans and Letters of Credit outstanding) subject to each such assignment (determined as of the date on which the Assignment and Acceptance with respect to such assignment is delivered to the Lender) shall not be less than $2,500,000 unless the Lender and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed), and (b) prior to assigning any interest to any Assignee hereunder, the Lender will (x) notify the Borrower in writing identifying the proposed Assignee and stating the aggregate principal amount of the proposed interest to be assigned, and (y) prior to the occurrence (which is continuing) of an Event of Default, receive the prior written consent of the Borrower, which consent may not be unreasonably withheld or delayed.  It is understood and agreed that the proviso contained in the immediately preceding sentence shall not be applicable in the case of, and this subsection (ii) shall not restrict, an assignment or other transfer by the Lender to an Affiliate of the Lender or a collateral assignment or other similar transfer to a Federal Reserve Bank.  Upon execution and delivery of such an instrument and payment by such Assignee to the Lender of an amount equal to the purchase price agreed between the Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights, interests and obligations of a Lender with the Commitments as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this subsection (ii), the transferor Lender and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee and appropriate amendments are made to the Loan Documents to reflect the addition of new lenders hereunder (including, without limitation, amendments to reflect that the initial Lender hereunder shall act as collateral agent, with respect to the Collateral, for the benefit of all the lenders).

(iii)  No Assignee, Participant or other transferee of the Lender’s rights shall be entitled to receive any greater payment under Sections 2.11, 2.12 and 2.16 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent or at a time when the circumstances giving rise to the right to such greater payment did not exist.

8.11.  Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

8.12.  Partial Invalidity.  The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

8.13.  Captions.  The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

8.14.  WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND TO MAKE LOANS AND EXTEND CREDIT TO THE BORROWER.  The Borrower (i) certifies that neither the Lender, nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into this Agreement and the other Loan Documents to which the Borrower is a party, the Lender is relying upon, among other things, the waivers and certifications contained in this Section 8.14.

8.15.  WAIVER OF SPECIAL DAMAGES.  EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHTS WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION THIS AGREEMENT, THE NOTES AND THE SECURITY DOCUMENTS AND ANY AMENDMENTS THEREOF, ANY SPECIAL EXEMPLARY OR PUNITIVE DAMAGES.  THE BORROWER (A) CERTIFIES THAT NO LENDER OR REPRESENTATIVE, AGENT OR ATTORNEY THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH ENTITY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, THE LENDER IS RELYING UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.14.

8.16.  Entire Agreement.  This Agreement, the Notes, the other Loan Documents and the other documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

8.17.  USA Patriot Act.  The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and any member of the Borrower Affiliated Group, which information includes the name and address of the Borrower and such member of the Borrower Affiliated Group and other information that will allow such Lender to identify the Borrower and each member of the Borrower Affiliated Group in accordance with the Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

The Borrower:

OPEN LINK FINANCIAL, INC.

By:	/s/ Coleman Fung
Name:
Title:

The Lender:

BANK OF AMERICA, N.A.

By:	/s/ Debra E. DelVecchio
Name: Debra E. DelVecchio
Title: Managing Director

Signature Page to Revolving Credit and Term Loan Agreement

EXHIBIT A-1

[FORM OF REVOLVING CREDIT NOTE]

A-1-1

EXHIBIT A-2

[FORM OF TERM NOTE]

A-2-1

EXHIBIT B

[FORM OF NOTICE OF BORROWING OR CONVERSION]

B-1

EXHIBIT C

INDEBTEDNESS; ENCUMBRANCES

C-1

EXHIBIT D

DISCLOSURE

D-1

EXHIBIT E

FORM OF OPINION OF COUNSEL TO

THE BORROWER AFFILIATED GROUP

E-1

EXHIBIT F

[FORM OF REPORT OF CHIEF FINANCIAL OFFICER]

G-1

SCHEDULE A

to

EXHIBIT F

FINANCIAL COVENANTS

G-2

EXHIBIT A-1

REVOLVING CREDIT NOTE

Date:      , 200

FOR VALUE RECEIVED, the undersigned (hereinafter, together with its successors and assigns, called the “Borrower”), by this promissory note (hereinafter, together with the Schedule annexed hereto, called “this Note”), absolutely and unconditionally promises to pay to the order of BANK OF AMERICA, N.A. (hereinafter, together with its successors in title and assigns, called the “Lender”), the principal sum of                                and 00/100 Dollars ($                ), or if less so much thereof as shall have been advanced by the Lender to the Borrower by way of revolving credit loans under the Loan Agreement (as hereinafter defined) and which remains outstanding, such payment to be made as hereinafter provided, and to pay interest on the principal sum outstanding hereunder from time to time as hereinafter provided.

Capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement.

The unpaid principal amount under this Note from time to time outstanding (not at the time overdue) shall bear interest at the rate or rates from time to time in effect under the Loan Agreement.  Accrued interest on the unpaid principal amount outstanding from time to time under this Note shall be payable on the dates specified in the Loan Agreement.

On                               , 20    , the date of the final maturity of this Note, there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby promises to pay to the Lender, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest at the rates and on the terms provided by the Loan Agreement.  The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become and be absolutely due and payable by the Borrower to the Lender on demand by the Lender.

Each payment of principal, interest or other sum payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrower directly to the Lender in dollars, at the address of the Lender set forth in the Loan Agreement, on the due date of such payment, and in immediately available and freely transferable funds.

1

This Note is made and delivered by the Borrower to the Lender pursuant to the Revolving Credit and Term Loan Agreement, dated as of February 1, 2006, between the Borrower and the Lender, and joined in for certain purposes by certain other parties (hereinafter, as originally executed, and as now or hereafter varied or supplemented or amended and restated, called the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions (to the extent not set forth herein) under which the Loans evidenced by this Note were made and are to be repaid.  This Note evidences the obligation of the Borrower (a) to repay the principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to the Loan Agreement; (b) to pay interest, as herein and therein provided, on the principal amount hereof remaining unpaid from time to time; and (c) to pay other amounts which may become due and payable hereunder or thereunder as herein and therein provided.  The payment of the principal of and the interest on this Note and the payment of all (if any) other amounts as may become due and payable on or in respect of this Note are secured by certain collateral and have been guaranteed, as evidenced by the Loan Documents.  Reference is hereby made to the Loan Agreement (including the Exhibits and Schedules annexed thereto) and to the other Loan Documents for a complete statement of the terms thereof and for a description of such collateral and such guarantees.

The Borrower will have the right to prepay the unpaid principal of this Note in full or in part upon the terms contained in the Loan Agreement.  The Borrower will have an obligation to prepay principal of this Note from time to time if and to the extent required under, and upon the terms contained in, the Loan Agreement.  Any partial payment of the indebtedness evidenced by this Note shall be applied in accordance with the terms of the Loan Agreement.

Pursuant to and upon the terms contained in Section 7.2 of the Loan Agreement, the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby may be declared to be immediately due and payable, whereupon the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall (if not already due and payable) forthwith become and be due and payable to the Lender without presentment, demand, protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrower, excepting only any notice expressly provided for in the Loan Agreement.

All computations of interest payable as provided in this Note shall be made by the Lender in accordance with the terms of the Loan Agreement.  The interest rate in effect from time to time shall be determined in accordance with the terms of the Loan Agreement.

No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the

2

Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note hereby irrevocably waives notice of acceptance, presentment, demand, notice of nonpayment, protest, notice of protest, suit and all other demands, notices and other conditions precedent in connection with the delivery, acceptance, performance, default, collection and/or enforcement of this Note or any collateral or security therefor, except for notices expressly provided for in the Loan Agreement or any other Loan Document, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

The Borrower hereby absolutely and irrevocably consents and submits to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the United States of America for the District of Massachusetts in connection with any actions or proceedings arising out of or relating to this Note.

THE BORROWER AND THE LENDER AND ANY HOLDER HEREOF MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND THE MAKE THE LOAN.

This Note is intended to take effect as a sealed instrument.  This Note and the obligations of the Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

3

IN WITNESS WHEREOF, this REVOLVING CREDIT NOTE has been duly executed by the undersigned on the day and in the year first above written.

OPENLINK FINANCIAL, INC.

By:
Name:
Title:

4

SCHEDULE TO REVOLVING CREDIT NOTE

DATE	AMOUNT OF LOAN	TYPE OF LOAN (BASE RATE OR EURODOLLAR)	APPLICABLE BASE RATE MARGIN OR APPLICABLE EURODOLLAR MARGIN	INTEREST RATE*	INTEREST PERIOD**	AMOUNT PAID	NOTATION MADE BY

*	For Base Rate Loans, insert “Base Rate plus Applicable Base Rate Margin”
For Eurodollar Loans, insert “Eurodollar Rate plus Applicable Eurodollar Margin”
**	For Eurodollar Loans only

EXHIBIT A-2

TERM NOTE

Date:          January     , 200

FOR VALUE RECEIVED, the undersigned (hereinafter, together with its successors and assigns, called the “Borrower”), by this promissory note (hereinafter, together with the Schedule annexed hereto, called “this Note”), absolutely and unconditionally promises to pay to the order of BANK OF AMERICA, N.A. (hereinafter, together with its successors in title and assigns, called the “Lender”), the principal sum of                                      and 00/100 Dollars (                      ), or, if less, the aggregate principal outstanding amount of all fundings made pursuant to Section 2.1(b) of the Loan Agreement (as hereinafter defined) and which remains outstanding, such payment to be made as hereinafter provided, and to pay interest on the principal sum outstanding hereunder from time to time.

Capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement.

The unpaid principal amount under this Note from time to time outstanding (not at the time overdue) shall bear interest at the rate or rates from time to time in effect under the Loan Agreement.  Accrued interest on the unpaid principal amount outstanding from time to time under this Note shall be payable on the dates specified in the Loan Agreement.

Subject to the prepayment provisions of the Loan Agreement, the entire outstanding principal of this Note shall be payable by the Borrower to the holder hereof in twenty (20) consecutive quarter-annual installments of principal, with such installments to be payable on the last day of each March, June, September and December in each year, beginning                             , 200  , and with the last of such twenty (20) installments to be payable on                         , 20    .  While any principal hereof remains unpaid, subject to the prepayment provisions of the Loan Agreement, the Borrower hereby absolutely promises to pay to the holder hereof, remaining installments of the principal of this Note when due.  Subject to the prepayment provisions in the Loan Agreement, the amount of each installment of principal payable by the Borrower is set forth in the following table opposite the date on which such installment shall become due and payable hereunder:

Installment Payment Date	Aggregate Amount of Payment

03/31/06
06/30/06

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09/30/06
12/31/06
03/31/07
06/30/07
09/30/07
12/31/07
03/31/08
06/30/08
09/30/08
12/31/08
03/31/09
06/30/09
09/30/09
12/31/09
03/31/10
06/30/10
09/30/10
12/31/2010

On                           , 20    , the date of the final maturity of this Note, there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby promises to pay to the Lender, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest at the rates and on the terms provided by the Loan Agreement.  The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become and be absolutely due and payable by the Borrower to the Lender on demand by the Lender.

Each payment of principal, interest or other sum payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrower directly to the Lender in dollars, at the address of the Lender set forth in the Loan Agreement, on the due date of such payment, and in immediately available and freely transferable funds.

This Note is made and delivered by the Borrower to the Lender pursuant to the Revolving Credit and Term Loan Agreement, dated as of  February 1, 2006, between the Borrower and the Lender, and joined in for certain purposes by certain other parties (hereinafter, as originally executed, and as now or hereafter varied or supplemented or amended and restated, called the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions (to the extent not set forth herein) under which the Loan evidenced hereby was made and is to be repaid.  This Note evidences the obligation of the Borrower (a) to repay the principal amount of the Term Loan made by the Lender to the Borrower pursuant to the Loan Agreement; (b) to pay interest, as herein

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and therein provided, on the principal amount hereof remaining unpaid from time to time; and (c) to pay other amounts which may become due and payable hereunder or thereunder as herein and therein provided.  The payment of the principal of and the interest on this Note and the payment of all (if any) other amounts as may become due and payable on or in respect of this Note are secured by certain collateral and have been guaranteed, as evidenced by the Loan Documents.  Reference is hereby made to the Loan Agreement (including the Exhibits and Schedules annexed thereto) and to the other Loan Documents for a complete statement of the terms thereof and for a description of such collateral and such guarantees.

The Borrower will have the right to prepay the unpaid principal of this Note in full or in part upon the terms contained in the Loan Agreement.  The Borrower will have an obligation to prepay principal of this Note from time to time if and to the extent required under, and upon the terms contained in, the Loan Agreement.  Any partial payment of the indebtedness evidenced by this Note shall be applied in accordance with the terms of the Loan Agreement.  Any prepaid principal of this Note may not be reborrowed.

Pursuant to and upon the terms contained in Section 7.-2 of the Loan Agreement, the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby may be declared to be immediately due and payable, whereupon the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall (if not already due and payable) forthwith become and be due and payable to the Lender without presentment, demand, protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrower, excepting only any notice expressly provided for in the Loan Agreement.

All computations of interest payable as provided in this Note shall be made by the Lender in accordance with the terms of the Loan Agreement.  The interest rate in effect from time to time shall be determined in accordance with the terms of the Loan Agreement.

No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note hereby irrevocably waives notice of acceptance, presentment, demand, notice of nonpayment, protest, notice of protest, suit and all other demands, notices and other conditions precedent in connection with the delivery, acceptance, performance, default, collection and/or enforcement of this Note or any collateral or security therefor, except for notices expressly provided for in the Loan Agreement or any other Loan Document, and assents

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to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

The Borrower hereby absolutely and irrevocably consents and submits to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the United States of America for the District of Massachusetts in connection with any actions or proceedings arising out of or relating to this Note.

THE BORROWER AND THE LENDER AND ANY HOLDER HEREOF MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND THE MAKE THE LOAN.

This Note is intended to take effect as a sealed instrument.  This Note and the obligations of the Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

(Signatures on next page)

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IN WITNESS WHEREOF, this TERM NOTE has been duly executed by the undersigned on the day and in the year first above written.

OPENLINK FINANCIAL, INC.

By:
Name:
Title:

SCHEDULE TO TERM NOTE

DATE	AMOUNT OF LOAN	TYPE OF LOAN (BASE RATE OR EURODOLLAR)	APPLICABLE BASE RATE MARGIN OR APPLICABLE EURODOLLAR MARGIN	INTEREST RATE*	INTEREST PERIOD**	AMOUNT PAID	NOTATION MADE BY

*	For Base Rate Loans, insert “Base Rate plus Applicable Base Rate Margin”
For Eurodollar Loans, insert “Eurodollar Rate plus Applicable Eurodollar Margin”
**	For Eurodollar Loans only

EXHIBIT B

OPEN LINK FINANCIAL, INC.

Bank of America, N.A.

100 Federal Street

Boston, Massachusetts  02110

Re:	Revolving Credit and Term Loan Agreement
Dated as of February 1, 2006 (the “Agreement”)

Ladies and Gentlemen:

Pursuant to Section 2.4 of the Agreement the undersigned hereby confirms its request made on                                 , 200   for a (Base Rate) (Eurodollar) Loan in the amount of $                             to be made on                             , 200  .  We understand that this request is irrevocable and binding on us and to accept the requested (Base Rate) (Eurodollar) Loan on such date.

The Interest Period applicable to said Loan will be (one) (two) (three) (six) months.) *

(Said Loan represents a (conversion) (continuation) of the (Base rate) (Eurodollar) Loan in respect of (a Revolving Loan) (a portion of the Term Loan) in the same amount made on                                       .) **

We hereby certify (a) that the aggregate outstanding principal amount of the Revolving Loans on today’s date is $                                    , (b) that we will use the proceeds of the requested Loan in accordance with the provisions of the Agreement, (c) that the representations and warranties contained or referred to in Section IV of the Agreement are true and accurate in all material respects on and as of the effective date of the Loan requested hereby as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date), and (d) that no Default or Event of Default has occurred and is continuing or will result from the Loan.

OPEN LINK FINANCIAL, INC.
Date:
By:
Name:
Title:

*	To be inserted in any request for the Eurodollar Loan.
**	To be inserted in any request for a conversion or continuation.

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OPEN LINK FINANCIAL, INC.

1502 Reckson Plaza

West Tower - 15th Floor

Uniondale, NY  11556-1502

Dated as of: September 30, 2006

Bank of America, N.A.

100 Federal Street

Boston, MA  02110

Re:	First Amendment to Revolving Credit and Term Loan Agreement

Ladies and Gentlemen:

We refer to the Revolving Credit and Term Loan Agreement, dated as of February 1, 2006 (as amended from time to time, the “Agreement”), between Open Link Financial, Inc. (the “Borrower”) and Bank of America, N.A. (the “Bank”).  Upon the terms and subject to the conditions contained in the Agreement, you agreed to make Revolving Loans and a Term Loan to the Borrower.

Terms used in this letter of agreement (the “First Amendment”) which are not defined herein, but which are defined in the Agreement, shall have the same respective meanings herein as therein.

We have requested that you make certain amendments to the Agreement.  You have advised us that you are prepared and would be pleased to make the amendments so requested by us on the condition that we join with you in this First Amendment.

Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this First Amendment, and fully intending to be legally bound by this First Amendment, we hereby agree with you as follows:

ARTICLE I

AMENDMENTS TO AGREEMENT

Effective as of September 30, 2006, the Agreement is amended in each of the following respects:

(a)           The terms “Loan Documents” and “Security Documents” shall, wherever used in any of the Loan Documents or Security Documents, be deemed to also mean and include this First Amendment.

(b)           Section 2.10 of the Agreement is amended:  (i) by deleting each reference therein to the ratio of “Consolidated Total Funded Debt to EBITDA”, and (ii) by inserting in place thereof the following:  “Consolidated Total Senior Funded Debt to EBITDA”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to you as follows:

(a)           Representations in Agreement.  Each of the representations and warranties made by the Borrower to you in the Agreement was true, correct and complete when made and is true, correct and complete in all material respects on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made by the Borrower on the date hereof and in this First Amendment (except to the extent such representations and warranties expressly relate to an earlier date).

(b)           No Defaults or Events of Default.  No Default or Event of Default exists on the date of this First Amendment (after giving effect to all of the arrangements and transactions contemplated by this First Amendment).

(c)           Binding Effect of Documents.  This First Amendment has been duly executed and delivered to you by the Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

ARTICLE III

PROVISIONS OF GENERAL APPLICATION

(a)           No Other Changes.  Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and the provisions of the Agreement and each of the Loan Documents and Security Documents shall remain unmodified, and the Agreement and each of the other Loan Documents and Security Documents, as amended and supplemented by this First Amendment, are confirmed as being in full force and effect.

(b)           Governing Law.  This First Amendment is intended to take effect as a sealed instrument and shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts.  This First Amendment and the rights and obligations of each of the parties hereto and thereto shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

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(c)           Binding Effect; Assignment.  This First Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

(d)           Counterparts.  This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one instrument.  In making proof of this First Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

(e)           Conflict with Other Agreements.  If any of the terms of this First Amendment shall conflict in any respect with any of the terms of any of the Agreement or any other Loan Document, the terms of this First Amendment shall be controlling.

(f)            Conditions Precedent.  This First Amendment shall be effective as of September 30, 2006, but only if the form of acceptance at the end of this First Amendment shall be signed by the Borrower and the Bank, and the Consent at the end of this First Amendment shall be signed by each of the Guarantors.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this First Amendment and return such counterpart to the undersigned, whereupon this First Amendment, as so accepted by you, shall become a binding agreement between you and the undersigned.

Very truly yours,

The Borrower:

OPEN LINK FINANCIAL, INC.

By:	/s/ Kevin J. Hesselbirg
Title: Chief Operating Officer

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The foregoing amendment is hereby accepted by the undersigned as of September 30, 2006.

The Bank:

BANK OF AMERICA, N.A.

By:	/s/ Debra E. DelVecchio
Title: Managing Director

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CONSENT OF GUARANTORS

Each of OpenLink On Demand, LLC, Open Link GP, LLC, Open Link LP, LLC and Open Link Operating Partnership, L.P. (collectively, the “Guarantors”) has guaranteed the Obligations of the Borrower under (and as defined in) the Agreement.  By executing this consent, each Guarantor hereby absolutely and unconditionally reaffirms to the Bank that such Guarantor’s Subsidiary Guaranty remains in full force and effect.  In addition, each Guarantor hereby acknowledges and agrees to the terms and conditions of this First Amendment, and of the Agreement and the other Loan Documents as amended hereby (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable to it herein or therein).

OPENLINK ON DEMAND, LLC

By:	Open Link Financial, Inc., its Sole Member

By:	/s/ Kevin J. Hesselbirg
	Name:	Kevin J. Hesselbirg
	Title:	Chief Operating Officer

OPEN LINK GP, LLC

By:	Open Link Financial, Inc., its Sole Member

By:	/s/ Kevin J. Hesselbirg
	Name:	Kevin J. Hesselbirg
	Title:	Director

OPEN LINK LP, LLC

By:	Open Link Financial, Inc., its Sole Member

By:	/s/ Brian Rosengold
	Name:	Brian Rosengold
	Title:	Director

(signatures continued on next page)

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OPEN LINK OPERATING PARTNERSHIP, L.P.

By:	Open Link GP, LLC, its General Partner

	By:	Open Link Financial, Inc., its Sole Member

By:
Name:
Title:

6

OPEN LINK FINANCIAL, INC.

1502 Reckson Plaza

West Tower - 15th Floor

Uniondale, NY  11556-1502

Dated as of: June 28, 2007

Bank of America, N.A.

100 Federal Street

Boston, MA  02110

Re:	Second Amendment to Revolving Credit and Term Loan Agreement

Ladies and Gentlemen:

We refer to the Revolving Credit and Term Loan Agreement, dated as of February 1, 2006 (as amended from time to time, the “Agreement”), between Open Link Financial, Inc. (the “Borrower”) and Bank of America, N.A. (the “Bank”).  Upon the terms and subject to the conditions contained in the Agreement, you agreed to make Revolving Loans and a Term Loan to the Borrower.

Terms used in this letter of agreement (the “Second Amendment”) which are not defined herein, but which are defined in the Agreement, shall have the same respective meanings herein as therein.

We have requested that you make certain amendments to the Agreement.  You have advised us that you are prepared and would be pleased to make the amendments so requested by us on the condition that we join with you in this Second Amendment.

Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this Second Amendment, and fully intending to be legally bound by this Second Amendment, we hereby agree with you as follows:

ARTICLE I

AMENDMENTS TO AGREEMENT

Effective as of June 28, 2007, the Agreement is amended in each of the following respects:

(a)           The terms “Loan Documents” and “Security Documents” shall, wherever used in any of the Loan Documents or Security Documents, be deemed to also mean and include this Second Amendment.

(b)           The definitions of “Revolving Credit Commitment” and “Revolving Loans” are each amended (and the related Revolving Credit Note is amended accordingly):  (i) by deleting each reference therein to “$5,000,000”; and (ii) by inserting in place thereof the following:  “(x) $6,400,000 from June 28, 2007 through July 1, 2007, and (y) $5,000,000 from and after July 2, 2007.”

(c)           The definition of “Term Loan” is amended by inserting the following new sentence at the end thereof:

“On June 29, 2007, the Term Loan was increased by $6,000,000, pursuant to the Second Amendment to the Agreement, to the aggregate amount of $23,500,000.”

(d)           The definition of “Total Commitment” is amended:  (i) by deleting the reference therein to “$25,000,000”; and (ii) by inserting in place thereof the following:  “(x) from June 28, 2007 through July 1, 2007, $29,900,000, and (y) from and after July 2, 2007, $28,500,000”;

(e)           The first sentence and the Table set forth in Section 2.13(b) of the Agreement are amended to read in their entity as follows:

“The Borrower hereby absolutely and unconditionally promises to pay the Term Loan on the Term Loan Maturity Date and on the installment payment dates, and in the principal amounts, set forth below:

Installment	Aggregate Amount
Payment Date	of Payment

09/30/07	$750,000
12/31/07	$750,000
03/31/08	$1,000,000
06/30/08	$1,000,000
09/30/08	$1,500,000
12/31/08	$1,500,000
03/31/09	$1,500,000
06/30/09	$1,500,000
09/30/09	$1,500,000
12/31/09	$1,750,000
03/31/10	$1,750,000
06/30/10	$2,000,000
09/30/10	$2,000,000
12/31/10	$5,000,000	”

(f)            Notwithstanding anything in the Agreement or the TA Subordination Agreement, it is acknowledged and agreed, and the Bank hereby consents, that the

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proceeds of the Term Loan being advanced under the Second Amendment to the Agreement shall be used (along with certain of the Borrower’s available cash on hand) to repay in full the TA Subordinated Debt in the aggregate outstanding amount of $20,000,000, whereupon the TA Subordination Agreement will terminate upon such payment being made (except for provisions that survive by its terms).

ARTICLE II

AMENDMENTS TO TERM NOTE

(a)           Each reference in the Term Note to “Twenty Million and 00/100 Dollars ($20,000,000)” or “$20,000,000”, as applicable, shall be deleted and replaced with a reference to “Twenty-Three Million Five Hundred Thousand and 00/100 Dollars ($23,500,000.00)” or “$23,500,000”, as applicable.

(b)           The fourth paragraph of the Term Note (including the Table therein) is amended to read in its entirety as follows:

“Subject to the prepayment provisions of the Loan Agreement, the entire outstanding principal of this Note shall be payable by the Borrower to the holder hereof in fourteen (14) consecutive quarter-annual installments of principal, with such installments to be payable on the last day of each March, June, September and December in each year, beginning September 30, 2007, and with the last of such fourteen (14) installments to be payable on December 31, 2010.  While any principal hereof remains unpaid, subject to the prepayment provisions of the Loan Agreement, the Borrower hereby absolutely promises to pay to the holder hereof, the remaining installments of the principal of this Note when due.  Subject to the prepayment provisions in the Loan Agreement, the amount of each installment of principal payable by the Borrower is set forth in the following table opposite the date on which such installment shall become due and payable hereunder:

Installment	Aggregate Amount
Payment Date	of Payment

09/30/07	$750,000
12/31/07	$750,000
03/31/08	$1,000,000
06/30/08	$1,000,000
09/30/08	$1,500,000
12/31/08	$1,500,000
03/31/09	$1,500,000
06/30/09	$1,500,000
09/30/09	$1,500,000
12/31/09	$1,750,000
03/31/10	$1,750,000
06/30/10	$2,000,000

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09/30/10	$2,000,000
12/31/10	$5,000,000	”

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to you as follows:

(a)           Representations in Agreement.  Each of the representations and warranties made by the Borrower to you in the Agreement was true, correct and complete when made and is true, correct and complete in all material respects on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made by the Borrower on the date hereof and in this Second Amendment (except to the extent such representations and warranties expressly relate to an earlier date).

(b)           No Defaults or Events of Default.  No Default or Event of Default exists on the date of this Second Amendment (after giving effect to all of the arrangements and transactions contemplated by this Second Amendment).

(c)           Binding Effect of Documents.  This Second Amendment has been duly executed and delivered to you by the Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

ARTICLE IV

PROVISIONS OF GENERAL APPLICATION

(a)           No Other Changes.  Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and the provisions of the Agreement and each of the Loan Documents and Security Documents shall remain unmodified, and the Agreement and each of the other Loan Documents and Security Documents, as amended and supplemented by this Second Amendment, are confirmed as being in full force and effect.

(b)           Governing Law.  This Second Amendment is intended to take effect as a sealed instrument and shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts.  This Second Amendment and the rights and obligations of each of the parties hereto and thereto shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

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(c)           Binding Effect; Assignment.  This Second Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

(d)           Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one instrument.  In making proof of this Second Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

(e)           Conflict with Other Agreements.  If any of the terms of this Second Amendment shall conflict in any respect with any of the terms of any of the Agreement or any other Loan Document, the terms of this Second Amendment shall be controlling.

(f)            Waiver.  The Bank hereby confirms its prior waiver of the Borrower’s failure to deliver its fiscal year-end audited financial statements by April 30, 2007, on the understanding that such financial statements were to be delivered to the Bank within 45 days thereafter.  This Waiver is a one-time waiver only, and does not constitute a waiver of any other Default or Event of Default under the Agreement or any of the Bank’s rights or remedies with respect to any such other or subsequent Default or Event of Default.

(g)           Conditions Precedent.  This Second Amendment shall be effective as of June 28, 2007, but only if:  (i) the form of acceptance at the end of this Second Amendment shall be signed by the Borrower and the Bank, and the Consent at the end of this Second Amendment shall be signed by each of the Guarantors, and (ii) the Bank shall have received a nonrefundable amendment fee in the amount of $60,000 (representing 1% of the increase to the Term Loan).

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If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Second Amendment and return such counterpart to the undersigned, whereupon this Second Amendment, as so accepted by you, shall become a binding agreement between you and the undersigned.

Very truly yours,

The Borrower:

OPEN LINK FINANCIAL, INC.

By:	/s/ Kevin J. Hesselbirg
Title: Chief Operating Officer

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The foregoing amendment is hereby accepted by the undersigned as of June 28, 2007.

The Bank:

BANK OF AMERICA, N.A.

By:	/s/ Authorized Signator
Title:

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CONSENT OF GUARANTORS

Each of OpenLink On Demand, LLC, Open Link GP, LLC, Open Link LP, LLC and Open Link Operating Partnership, L.P. (collectively, the “Guarantors”) has guaranteed the Obligations of the Borrower under (and as defined in) the Agreement.  By executing this consent, each Guarantor hereby absolutely and unconditionally reaffirms to the Bank that such Guarantor’s Subsidiary Guaranty remains in full force and effect.  In addition, each Guarantor hereby acknowledges and agrees to the terms and conditions of this Second Amendment, and of the Agreement and the other Loan Documents as amended hereby (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable to it herein or therein).

OPENLINK ON DEMAND, LLC

By:	Open Link Financial, Inc., its Sole Member

By:	/s/ Kevin J. Hesselbirg
	Name:	Kevin J. Hesselbirg
	Title:	Chief Operating Officer

OPEN LINK GP, LLC

By:	Open Link Financial, Inc., its Sole Member

By:	/s/ Kevin J. Hesselbirg
	Name:	Kevin J. Hesselbirg
	Title:	Director

OPEN LINK LP, LLC

By:	Open Link Financial, Inc., its Sole Member

By:	/s/ Brian Rosengold
	Name:	Brian Rosengold
	Title:	Director

(signatures continued on next page)

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OPEN LINK OPERATING PARTNERSHIP, L.P.

By:	Open Link GP, LLC, its General Partner

	By:	Open Link Financial, Inc., its Sole Member

	By:	/s/ Kevin J. Hesselbirg
		Name:	Kevin J. Hesselbirg
		Title:	Attorney-in-Fact

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EXECUTION COPY

OPEN LINK FINANCIAL, INC.

1502 Reckson Plaza

West Tower - 15th Floor

Uniondale, NY  11556-1502

Dated as of:  September 10, 2008

Bank of America, N.A.

100 Federal Street

Boston, MA  02110

Re:          Third Amendment to Revolving Credit and Term Loan Agreement

Ladies and Gentlemen:

We refer to the Revolving Credit and Term Loan Agreement, dated as of February 1, 2006 (as amended from time to time, the “Agreement”), between Open Link Financial, Inc. (the “Borrower”) and Bank of America, N.A. (the “Bank”).  Upon the terms and subject to the conditions contained in the Agreement, you agreed to make Revolving Loans and a Term Loan to the Borrower.

Terms used in this letter of agreement (the “Third Amendment”) which are not defined herein, but which are defined in the Agreement, shall have the same respective meanings herein as therein.

We have requested that you make certain amendments to the Agreement.  In particular, we have requested that $8,500,000 of the Term Loan be prepaid and that the Revolving Credit Commitment be increased by $10,000,000.  You have advised us that you are prepared and would be pleased to make the amendments so requested by us on the condition that we join with you in this Third Amendment.

Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this Third Amendment, and fully intending to be legally bound by this Third Amendment, we hereby agree with you as follows:

ARTICLE I

AMENDMENTS TO AGREEMENT

Effective as of September 10, 2008, the Agreement is amended in each of the following respects:

(a)           The terms “Loan Documents” and “Security Documents” shall, wherever used in any of the Loan Documents or Security Documents, be deemed to also mean and include this Third Amendment.

(b)           The definitions of “Revolving Credit Commitment” and “Revolving Loans” are each amended (and the related Revolving Credit Note is amended accordingly):  (i) by deleting each reference therein to “$5,000,000”; and (ii) by inserting in place thereof the following:  “$15,000,000.”

(c)           The first sentence and the Table set forth in Section 2.13(b) of the Agreement are amended to read in their entity as follows:

“The Borrower hereby absolutely and unconditionally promises to pay the Term Loan on the Term Loan Maturity Date and on the installment payment dates, and in the principal amounts, set forth below:

Installment	Aggregate Amount
Payment Date	of Payment

12/31/08	$1,500,000
03/31/09	$1,500,000
06/30/09	$1,500,000
09/30/09	$1,500,000
12/31/09	$1,750,000
03/31/10	$1,750,000
06/30/10	$2,000,000”

ARTICLE II

AMENDMENT TO TERM NOTE

(a)           The fourth paragraph of the Term Note (including the Table therein) is amended to read in its entirety as follows:

“Subject to the prepayment provisions of the Loan Agreement, the entire outstanding principal of this Note shall be payable by the Borrower to the holder hereof in seven (7) consecutive quarter-annual installments of principal, with such installments to be payable on the last day of each March, June, September and December in each year, beginning December 31, 2008, and with the last of such seven (7) installments to be payable on June 30, 2010.  While any principal hereof remains unpaid, subject to the prepayment provisions of the Loan Agreement, the Borrower hereby absolutely promises to pay to the holder hereof, the remaining installments of the principal of this Note when due.  Subject to the prepayment provisions in the Loan Agreement, the amount of each installment of principal payable by the Borrower is set forth in the following table opposite the date on which such installment shall become due and payable hereunder:

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Installment	Aggregate Amount
Payment Date	of Payment

12/31/08	$1,500,000
03/31/09	$1,500,000
06/30/09	$1,500,000
09/30/09	$1,500,000
12/31/09	$1,750,000
03/31/10	$1,750,000
06/30/10	$2,000,000”

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to you as follows:

(a)           Representations in Agreement.  Each of the representations and warranties made by the Borrower to you in the Agreement was true, correct and complete when made and is true, correct and complete in all material respects on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made by the Borrower on the date hereof and in this Third Amendment (except to the extent such representations and warranties expressly relate to an earlier date).

(b)           No Defaults or Events of Default.  No Default or Event of Default exists on the date of this Third Amendment (after giving effect to all of the arrangements and transactions contemplated by this Third Amendment).

(c)           Binding Effect of Documents.  This Third Amendment has been duly executed and delivered to you by the Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

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ARTICLE IV

PROVISIONS OF GENERAL APPLICATION

(a)           No Other Changes.  Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and the provisions of the Agreement and each of the Loan Documents and Security Documents shall remain unmodified, and the Agreement and each of the other Loan Documents and Security Documents, as amended and supplemented by this Third Amendment, are confirmed as being in full force and effect.  For the avoidance of doubt, the Revolving Credit Maturity Date under the Agreement is not modified in any way by this Third Amendment.

(b)           Governing Law.  This Third Amendment is intended to take effect as a sealed instrument and shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts.  This Third Amendment and the rights and obligations of each of the parties hereto and thereto shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

(c)           Binding Effect; Assignment.  This Third Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

(d)           Counterparts.  This Third Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one instrument.  In making proof of this Third Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

(e)           Conflict with Other Agreements.  If any of the terms of this Third Amendment shall conflict in any respect with any of the terms of any of the Agreement or any other Loan Document, the terms of this Third Amendment shall be controlling.

(f)            Conditions Precedent.  This Third Amendment shall be effective as of September 10, 2008, but only if the form of acceptance at the end of this Third Amendment shall be signed by the Borrower and the Bank, and the Consent at the end of this Third Amendment shall be signed by each of the Guarantors.

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If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Third Amendment and return such counterpart to the undersigned, whereupon this Third Amendment, as so accepted by you, shall become a binding agreement between you and the undersigned.

Very truly yours,

The Borrower:

OPEN LINK FINANCIAL, INC.

By:	/s/ Kevin Hesselbirg
Title: Chief Executive Officer

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The foregoing amendment is hereby accepted by the undersigned as of September 10, 2008.

The Bank:

BANK OF AMERICA, N.A.

By:	/s/ Debra E. Delvecchio
Title: Managing Director

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CONSENT OF GUARANTORS

Each of OpenLink On Demand, LLC, Open Link GP, LLC, Open Link LP, LLC and Open Link Operating Partnership, L.P. (collectively, the “Guarantors”) has guaranteed the Obligations of the Borrower under (and as defined in) the Agreement.  By executing this consent, each Guarantor hereby absolutely and unconditionally reaffirms to the Bank that such Guarantor’s Subsidiary Guaranty remains in full force and effect.  In addition, each Guarantor hereby acknowledges and agrees to the terms and conditions of this Third Amendment, and of the Agreement and the other Loan Documents as amended hereby (including, without limitation, the making of the representations and warranties and the performance of the covenants applicable to it herein or therein).

OPENLINK ON DEMAND, LLC

By:	Open Link Financial, Inc., its Sole Member

By:	/s/ Kevin Hesselbirg
Name: Kevin Hesselbirg
Title: Chief Operating Officer

OPEN LINK GP, LLC

By:	Open Link Financial, Inc., its Sole Member

By:	/s/ Kevin Hesselbirg
Name: Kevin Hesselbirg
Title: Director

OPEN LINK LP, LLC

By:	Open Link Financial, Inc., its Sole Member

By:	/s/ Brian Rosengold
Name: Brian Rosengold
Title: Director

(signatures continued on next page)

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OPEN LINK OPERATING PARTNERSHIP, L.P.

By:	Open Link GP, LLC, its General Partner

	By:	Open Link Financial, Inc., its Sole Member

	By:	/s/ Kevin Hesselbirg
Name: Kevin Hesselbirg
Title: Attorney-In-Fact

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